                                                    Filed Pursuant to Rule 424B5
                                 Registration Statement File No.: 333-125902-???

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 25, 2005)

                                  $333,593,100
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                         ALTERNATIVE LOAN TRUST 2005-82
                                     ISSUER
            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

----------------------------------------
            INITIAL CLASS
             CERTIFICATE    PASS-THROUGH
               BALANCE          RATE
----------------------------------------

Class A-1    $183,562,000     Floating
----------------------------------------
Class A-2    $ 76,484,000     Floating
----------------------------------------
Class A-3    $ 45,891,000     Floating
----------------------------------------
Class X               N/A     Variable
----------------------------------------
Class A-R    $        100     Variable
----------------------------------------
Class M      $ 16,421,000     Floating
----------------------------------------
Class B-1    $  6,914,000     Floating
----------------------------------------
Class B-2    $  4,321,000     Floating
----------------------------------------

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CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.
--------------------------------------------------------------------------------

The pass-through rates for the certificates listed above are calculated as described in this prospectus supplement under "Description of the Certificates
-- Interest." The Class X Certificates consists of two interest-only components and two principal only components.

The assets of the trust will consist primarily of a pool of conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Countrywide Securities Corporation will offer the classes of certificates listed above (other than the Class X Certificates) to the public at varying prices to be determined at the time of sale. The Class X Certificates will not be purchased by Countrywide Securities Corporation and are being transferred to
Countrywide Home Loans, Inc. as partial consideration on or about December 29,
2005 for the sale of the mortgage loans. See "Method of Distribution." The proceeds to the depositor from the sale of the offered certificates (other than the Class X Certificates) are expected to be approximately $332,410,636.88, plus accrued interest, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

                       COUNTRYWIDE SECURITIES CORPORATION

December 23, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

Important Notice About Information in This Prospectus and Each

                                       S-2

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                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

OFFERED CERTIFICATES

Alternative Loan Trust 2005-82 will issue twelve classes of certificates, eight of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist of a pool of mortgage loans with an aggregate stated principal balance of approximately
$345,692,010 as of December 1, 2005, and certain other property and assets described in this prospectus supplement. The mortgage loans will consist of
30-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is adjustable after a period of up to three months after origination during which the mortgage rate is fixed.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. and from Moody's Investors Service, Inc.;

              S&P     MOODY'S
  CLASS     RATINGS   RATINGS          TYPE
---------   -------   -------   ------------------
Class A-1     AAA       Aaa     Senior/Super
                                Senior/Floating
                                Pass-Through Rate
Class A-2     AAA       Aaa     Senior/Super
                                Senior/Support/
                                Floating
                                Pass-Through Rate
Class A-3     AAA       Aaa     Senior/Support/
                                Floating
                                Pass-Through Rate
Class X       AAA       Aaa     Senior/Variable
                                Pass-Through
                                Rate/Component
Class A-R     AAA       Aaa     Senior/Variable
                                Pass-Through
                                Rate/Residual
Class M        AA       Aa2     Subordinate/
                                Floating
                                Pass-Through Rate
Class B-1      A        A2      Subordinate/
                                Floating
                                Pass-Through Rate
Class B-2     BBB      Baa2     Subordinate/
                                Floating
                                Pass-Through Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

See "Description of the Certificates -- General" and "-- Book-Entry
Certificates" and "The Mortgage Pool" in this prospectus supplement and "The
Trust Fund -- The Mortgage Loans -- General" in the prospectus.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P,
Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered pursuant to this prospectus supplement and the prospectus. The Class P
Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class B-3, Class B-4 and Class B-5 Certificates will have initial class certificate balances of approximately $5,185,000, $3,803,000 and
$3,110,910, respectively, and will each have a pass-through rate calculated as described in this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P, Class B-3, Class B-4 and
Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

See "Description of the Certificates--General" and "--Book-Entry Certificates,"
"Ratings" and "The Mortgage Pool" in this prospectus supplement and "The Trust
Fund--The Mortgage Loans--General" in the prospectus.

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                                       S-3

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CLASS X CERTIFICATES

Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and deferred interest on the mortgage loans, the Class X Certificates will be comprised of four components, the Class X IO-1
Component, the Class X IO-2 Component, the Class X PO-1 Component and the Class
X PO-2 Component.

The Class X IO-1 and Class X IO-2 Components are interest-only components that will not have component principal balances but will accrue interest on their respective component notional amounts described under "Description of the
Certificates--Component Classes" in this prospectus supplement.

The Class X PO-1 and Class X PO-2 Components will each have a component principal balance (initially, zero) that will increase depending on the aggregate amount of net deferred interest allocated to the related interest-only component as described under "Description of the Certificates--Interest" in this prospectus supplement.

The class certificate balance, if any, of the Class X Certificates will equal the aggregate component principal balance of the Class X PO-1 and Class X PO-2
Components.

See "Description of the Certificates -- Component Classes" in this prospectus supplement.

CERTIFICATE DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates or components in order to aid your understanding of the offered certificates.

                              CLASSES OF CERTIFICATES OR
        DESIGNATION                   COMPONENTS
-------------------------   -----------------------------
   Senior Certificates         A-1, A-2, A-3, A-R and X
                                     Certificates
Subordinated Certificates     M, B-1, B-2, B-3, B-4 and
                                  B-5 Certificates
   LIBOR Certificates       A-1, A-2, A-3, M, B-1, B-2,
                            B-3, B-4 and B-5 Certificates
      IO Components         X IO-1 and X IO-2 Components
      PO Components         X PO-1 and X PO-2 Components

CUT-OFF DATE

For any mortgage loan included in the trust fund on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this prospectus supplement as the cut-off date).

CLOSING DATE

On or about December 29, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial
Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and
its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by
Countrywide Financial Corporation or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for the LIBOR Certificates and any distribution date will be the business day immediately preceding that distribution date, if the LIBOR
Certificates are held as book-entry certificates. For each other class of certificates, and for the LIBOR Certificates if no longer held as book-entry certificates, the record date for any distribution date

--------------------------------------------------------------------------------

                                       S-4

will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate described in this prospectus supplement on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period, and interest will accrue at the rate described in this prospectus supplement on each other class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates
(other than the LIBOR Certificates) for any distribution date will be the calendar month before the distribution date. The interest accrual period for the
LIBOR Certificates will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the day preceding that distribution date.

The pass-through rates on the certificates will be calculated as described in this prospectus supplement under "Description of the Certificates--Interest."
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a rate cap.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, or in the case the Class X
Certificates, on the component notional amount of its IO Components, immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates.

The amount of interest distributed on the certificates will be reduced by the amount, if any, of net deferred interest on the mortgage loans for that distribution date that is allocated to such certificates as described under
"Description of the Certificates--Interest" in this prospectus supplement. For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the due date in the preceding month to the due date in the month of that distribution date over the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period related to that distribution date
(this amount is referred to as the "NET DEFERRED INTEREST"). The net deferred interest allocated to a class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates.

See "Description of the Certificates -- Interest" in this prospectus supplement.

CARRYOVER SHORTFALL AMOUNT

If the pass through rate on a class of LIBOR Certificates for an interest accrual period is limited by the rate cap, any resulting interest shortfall (up to a per annum rate equal to the weighted average maximum net mortgage rate of the mortgage loans) may be paid on that distribution date from amounts otherwise payable as interest on the IO Components of the Class X Certificates in the
manner and priority described in this prospectus supplement. In addition, if on any distribution date any such shortfall amounts remain unpaid with respect to a class of LIBOR Certificates (other than the Class B-3, Class B-4 and Class B-5
Certificates), such amount will carry forward with interest thereon (up to a per annum rate equal to the weighted average maximum net mortgage rate of the mortgage loans) and may be paid on future distribution dates from amounts otherwise payable as interest on the IO Components of the Class X Certificates in the manner and priority described in this prospectus supplement. See
"Description of the Certificates -- Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments as described in this prospectus supplement beginning at page
S-53.

The IO Components do not have component principal balances but will bear interest during each interest accrual period on their respective component notional amounts.

See "Description of the Certificates -- Principal" and "--Component Classes" in
this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans and related real estate

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                                       S-5

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owned by the trust fund is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from the mortgage loans will be applied in the following order of priority:

(1)  to interest on the interest-bearing classes of senior certificates or components thereof relating; provided, however, that any such distribution to which the IO Components of the Class X Certificates are otherwise entitled to receive will first be deposited into the carryover shortfall reserve fund;

(2)  to principal of the classes of the senior certificates or components thereof in the manner, order and priority described under "Description of the Certificates -- Principal" in this prospectus supplement;

(3)  to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the
     Certificates -- Interest" and "-- Principal" in this prospectus supplement;

(4)  from amounts on deposit in the carryover shortfall reserve fund, to the certificates in the manner, order and priority described under "Description of the Certificates -- Carryover Shortfall Reserve Fund" in this prospectus supplement; and

(5)  to the Class A-R Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Among the classes of subordinated certificates, the Class M
Certificates will have payment priority over the Class B-1 and Class B-2
Certificates, and the Class B-1 Certificates will have payment priority over the
Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates
which are not being offered by this prospectus supplement, are also subordinated to all of the other classes of certificates, in numerical order, with the Class
B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates. Any realized losses on the mortgage loans that are allocable to the senior certificates will be allocated sequentially to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which (other than the Class A-R
Certificates) will represent regular interests in the master REMIC. The

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                                       S-6

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LIBOR Certificates will also represent entitlements to receive certain payments from the carryover shortfall reserve fund. The Class X Certificates will represent regular interests in the master REMIC burdened by an obligation to make certain payments to the carryover shortfall reserve fund. The Class A-R
Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee
Retirement Income Security Act of 1974, as amended, or Section 4975 of the
Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

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                                       S-7

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.
YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS"
BEGINNING ON PAGE 5 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay their
PREPAYMENTS                      mortgage loans in whole or in part at any time.
                                 We cannot predict the rate at which borrowers
                                 will repay their mortgage loans. A prepayment
                                 of a mortgage loan, however, will usually
                                 result in a prepayment on the certificates.

                                 The rate and timing of prepayment of the
                                 mortgage loans will affect the yields to
                                 maturity and weighted average lives of the
                                 certificates. Any reinvestment risks from
                                 faster or slower prepayments of mortgage loans
                                 will be borne entirely by the holders of the
                                 certificates.

                                 o    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    If you purchase the Class X Certificates
                                      or you purchase your certificates at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    If you purchase the Class X Certificates
                                      and principal is repaid faster than you
                                      anticipate, you may lose your initial
                                      investment.

                                 o    All of the mortgage loans require the
                                      borrower to pay a charge if the borrower
                                      prepays the mortgage loan during the
                                      period of up to five years after the
                                      mortgage loan was originated. A prepayment
                                      charge may discourage a borrower from
                                      prepaying the mortgage loan during the
                                      applicable period. Prepayment charges will
                                      be distributed to the holders of the Class
                                      P Certificates and will not be available
                                      for distribution to the holders of the
                                      other classes of certificates.

                                 o    If mortgage loans with relatively higher
                                      mortgage rates prepay, the pass-through
                                      rate on one or more classes of
                                      certificates may be reduced or limited and
                                      your yield may be lower than you
                                      anticipate.

                                 o    The rate and timing of principal
                                      prepayments relative to the amount and
                                      timing of deferred interest on the
                                      mortgage loans will affect the yields to
                                      maturity on the certificates.

                                 See "Description of the Certificates--Interest"
                                 and see "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement
                                 for a description of factors that may influence
                                 the rate and timing of prepayments on the
                                 mortgage loans.

                                       S-8

THE YIELD ON YOUR CERTIFICATES   The pass through rates on each class of LIBOR
MAY BE AFFECTED BY CHANGES IN    Certificates will be equal to the level of
INTEREST RATES AND THE RELATED   one-month LIBOR plus a margin, subject to a
RATE CAP                         rate cap. The rate cap is based on the weighted
                                 average of the adjusted net mortgage rates for
                                 the mortgage loans. Thus, the yields to
                                 investors in these classes of certificates will
                                 be sensitive to fluctuations in the level of
                                 one-month LIBOR and may be adversely affected
                                 by the application of the rate cap.

                                 As of the closing date, the weighted average
                                 adjusted net mortgage rate for the mortgage
                                 loans will be less than the sum of one-month
                                 LIBOR for the first interest accrual period
                                 plus the pass-through margin for each class of
                                 LIBOR Certificates. As a result, the
                                 pass-through rate for each class of LIBOR
                                 Certificates will be limited by the rate cap on
                                 the first distribution date and may be limited
                                 by the rate cap on subsequent distribution
                                 dates.

                                 If the pass-through rate on a class of LIBOR
                                 Certificates for the interest accrual period
                                 related to a distribution date is limited by
                                 the rate cap, the resulting interest shortfall
                                 (up to a per annum rate equal to the weighted
                                 average maximum net mortgage rate of the
                                 mortgage loans) may be distributed to that
                                 class of certificates on that distribution date
                                 from amounts otherwise distributable as
                                 interest on the IO Components of the Class X
                                 Certificates on that distribution date in the
                                 manner and priority described in this
                                 prospectus supplement. In addition, if on any
                                 distribution date, any carryover shortfall
                                 amounts remain unpaid with respect to a class
                                 of LIBOR Certificates (other than the Class
                                 B-3, Class B-4 and Class B-5 Certificates),
                                 such amount will carry forward with interest
                                 thereon (up to a per annum rate equal to the
                                 weighted average maximum net mortgage rate of
                                 the mortgage loans) and may be paid on future
                                 distribution dates from amounts otherwise
                                 distributable as interest on the IO Components
                                 of the Class X Certificates on such future
                                 distribution dates in the manner and priority
                                 described in this prospectus supplement.

                                 Investors in the LIBOR Certificates need to be
                                 aware that, if for any distribution date, the
                                 pass-through rates for any of the LIBOR
                                 Certificates are limited by the rate cap, the
                                 IO Components of the Class X Certificates may
                                 not receive any distributions of interest on
                                 that distribution date, and therefore, no
                                 interest distributions on such components will
                                 be deposited in the carryover shortfall reserve
                                 fund to pay any carryover shortfall amounts of
                                 the LIBOR Certificates on that distribution
                                 date. Amounts will only be deposited in the
                                 carryover shortfall reserve fund on future
                                 distribution dates if the weighted average of
                                 the respective pass-through rates on the LIBOR
                                 Certificates are less than the rate cap. We
                                 cannot assure you that any distributions of
                                 interest on the IO Components of the Class X
                                 Certificates will be available, or sufficient,
                                 to pay any carryover shortfall amounts for the
                                 LIBOR Certificates on any distribution date. To
                                 the extent the Class B-3, Class B-4 or Class
                                 B-5 Certificates are entitled to receive
                                 carryover shortfall amounts on a distribution
                                 date and funds in the carryover shortfall
                                 reserve fund are not available to pay such
                                 amounts, the entitlement of the holders of
                                 those certificates to payments of such
                                 carryover shortfall amounts will be
                                 extinguished.

                                       S-9

                                 On the closing date, the depositor will cause
                                 to be deposited into the carryover shortfall
                                 reserve fund an amount that is expected to be
                                 sufficient to cover any carryover shortfall
                                 amounts on the LIBOR Certificates with respect
                                 to the first distribution date. On the first
                                 distribution date, a portion of such amount
                                 will be distributed to the LIBOR Certificates
                                 as described under "Description of the
                                 Certificates--Carryover Shortfall Reserve Fund"
                                 and, on the first distribution date, any
                                 remaining amount will be distributed to
                                 Countrywide Home Loans and will not be
                                 available to cover any carryover shortfall
                                 amounts on subsequent distribution dates.

YOUR YIELD WILL BE SUBJECT TO    All of the mortgage loans are "NEGATIVE
ANY NEGATIVE AMORTIZATION ON     AMORTIZATION LOANS." After an introductory
THE MORTGAGE LOANS               period of up to three months after origination
                                 during which the interest rates on the negative
                                 amortization loans are fixed, the interest
                                 rates on negative amortization loans will
                                 adjust monthly but their monthly payments and
                                 amortization schedules adjust annually and,
                                 under most circumstances, are subject to
                                 payment caps. The interest rates on negative
                                 amortization mortgage loans during their
                                 introductory periods are lower than the sum of
                                 the indices applicable at origination and the
                                 related margins, and may be as low as 1%. Since
                                 the scheduled monthly payments on negative
                                 amortization loans for the first year are set
                                 at their origination, the scheduled monthly
                                 payments are based upon the introductory
                                 interest rates. As a result, after the
                                 introductory interest rates expire and until
                                 the initial annual adjustment to the scheduled
                                 monthly payment made by the borrower, (unless
                                 the fully indexed mortgage rate is a rate at or
                                 below the introductory mortgage rate) the
                                 scheduled monthly payment made by the borrower
                                 will not be sufficient to pay the amount of
                                 interest accruing on the mortgage loan. If
                                 borrowers only make their scheduled monthly
                                 payments, a portion of the accrued interest on
                                 negatively amortizing loans will become
                                 deferred interest. "Deferred interest" is
                                 interest due on a negative amortization
                                 mortgage loan that is added to its principal
                                 balance and also bears interest at the
                                 applicable interest rate for that negative
                                 amortization mortgage loan. In addition, due to
                                 the limit on the amount of the annual
                                 adjustment to the scheduled payment, the
                                 scheduled payment still may not be sufficient
                                 to avoid deferred interest after the first
                                 adjustment. Deferred interest is also likely to
                                 result if interest rates rise more quickly than
                                 monthly payments are adjusted and borrowers
                                 only make their scheduled monthly payments.

                                 In addition, the amount by which a monthly
                                 payment may be adjusted on an annual payment
                                 adjustment date is limited and may not be
                                 sufficient to amortize fully the unpaid
                                 principal balance of a mortgage loan over its
                                 remaining term to maturity. If the interest
                                 rates on the mortgage loans decrease prior to
                                 an adjustment in the monthly payment, a larger
                                 portion of the monthly payment will be applied
                                 to the unpaid principal balance of the mortgage
                                 loan, which may cause the classes of
                                 certificates to amortize more quickly.
                                 Conversely, if the interest rates on the
                                 mortgage loans increase prior to an adjustment
                                 in the monthly payment, a smaller portion of
                                 the monthly payment will be applied to the
                                 unpaid principal balance of the mortgage loan,
                                 which may cause the classes of certificates to
                                 amortize more slowly. Further, if a mortgage
                                 loan accrues deferred

                                      S-10

                                 interest during a due period, it will reduce
                                 the amount of interest available to be
                                 distributed as cash on the classes of
                                 certificates on the related distribution date.
                                 If the unpaid principal balance of a negative
                                 amortization loan exceeds the original balance
                                 of the mortgage loan by the amount specified in
                                 the related mortgage note, the monthly payment
                                 due on that negative amortization loan will be
                                 recast without regard to the payment cap in
                                 order to provide for the outstanding balance of
                                 the mortgage loan to be paid in full at its
                                 maturity. In addition, on the fifth payment
                                 adjustment date of a mortgage loan, and every
                                 fifth payment adjustment date thereafter and
                                 the last payment adjustment date prior to the
                                 mortgage loan's maturity, the monthly payment
                                 due on that mortgage loan will be recast
                                 without regard to the related payment cap in
                                 order to provide for the outstanding balance of
                                 the mortgage loan to be paid in full at its
                                 maturity by the payment of equal monthly
                                 installments. These features may affect the
                                 rate at which principal on these mortgage loans
                                 is paid and may create a greater risk of
                                 default if the borrowers are unable to pay the
                                 monthly payments on the related increased
                                 principal balances.

                                 On each distribution date, the net deferred
                                 interest on the mortgage loans will be
                                 allocated to the classes of certificates as
                                 described in this prospectus supplement under
                                 "Description of the Certificates -Interest."

                                 The amount of deferred interest, if any, for a
                                 given month will reduce the amount of interest
                                 collected on these mortgage loans and available
                                 to be distributed as a distribution of interest
                                 to the classes of certificates. The resulting
                                 reduction in interest collections on the
                                 mortgage loans will be offset, in part or in
                                 whole, by applying all principal prepayments
                                 and subsequent recoveries received on the
                                 mortgage loans to interest distributions on the
                                 certificates. For any distribution date, the
                                 net deferred interest on the mortgage loans
                                 will be deducted from the interest payable to
                                 the certificates as described in "Description
                                 of the Certificates--Interest" in this
                                 prospectus supplement. The amount of the
                                 reduction of accrued interest distributable to
                                 each class of certificates attributable to net
                                 deferred interest will be added to the class
                                 certificate balance of that class, except that
                                 the net deferred interest allocated to an IO
                                 Component of the Class X Certificates will
                                 instead be added to the component principal
                                 balance of the related PO Component. Any such
                                 allocation of net deferred interest could, as a
                                 result, increase the weighted average lives of
                                 the certificates. The increase in the class
                                 certificate balance of any class of
                                 certificates and the slower reduction in the
                                 class certificate balances due to the use of
                                 principal prepayments and subsequent recoveries
                                 received on the mortgage loans to offset the
                                 deferred interest will have the effect of
                                 increasing the applicable investors' exposure
                                 to realized losses on the mortgage loans. Only
                                 the amount by which the principal prepayments
                                 and subsequent recoveries received on the
                                 mortgage loans exceed the amount of deferred
                                 interest on the mortgage loans will be
                                 distributed as principal to the certificates in
                                 accordance with the priorities set forth in
                                 this prospectus supplement under "Description
                                 of the Certificates--Principal." In addition,
                                 because the allocation of unscheduled payments
                                 of principal received on the mortgage loans
                                 between the senior certificates and the
                                 subordinated certificates may

                                      S-11

                                 be determined based on the relationship between
                                 the aggregate class certificate balance of the
                                 senior certificates and the aggregate class
                                 certificate balance of the subordinated
                                 certificates, this method of allocating net
                                 deferred interest may affect the rate and
                                 timing of distributions of principal among the
                                 classes of certificates. Any such allocation of
                                 net deferred interest could, as a result,
                                 affect the weighted average maturity of the
                                 affected class of certificates. See
                                 "Description of the Certificates--Principal" in
                                 this prospectus supplement. We cannot predict
                                 the extent to which borrowers will prepay their
                                 mortgage loans or the extent to which deferred
                                 interest will accrue on the mortgage loans, and
                                 therefore cannot predict the extent of the
                                 effect of the allocation of net deferred
                                 interest on your certificates.

THE CLASSES OF CLASS X           The yield to maturity on the Class X
CERTIFICATES ARE SUBJECT TO      Certificates will be especially sensitive to
SPECIAL RISKS                    the level of prepayments on the mortgage loans
                                 with higher interest rates. The pass-through
                                 rate on each IO Component will equal the
                                 excess, if any, of the weighted average
                                 adjusted net mortgage rates of the mortgage
                                 loans over the weighted average of the
                                 pass-through rates of the senior certificates
                                 or subordinated certificates, as applicable.

                                 The prepayment of mortgage loans with higher
                                 net mortgage rates may result in a lower
                                 weighted average adjusted net mortgage rate for
                                 the mortgage loans and may thus reduce the
                                 pass-through rate on an IO Component of the
                                 Class X Certificates to as little as 0%. If,
                                 for any distribution date, the weighted average
                                 adjusted net mortgage rate of the mortgage
                                 loans is less than or equal to the weighted
                                 average of the pass-through rates of the
                                 related senior certificates or the subordinated
                                 certificates, as applicable, the related IO
                                 Component will receive no distributions of
                                 interest on that distribution date.

                                 Increases in one-month LIBOR will increase the
                                 pass-through rates on the LIBOR Certificates,
                                 which could also reduce the pass-through rate
                                 on the IO Components of the Class X
                                 Certificates.

                                 In addition, all amounts payable as interest to
                                 the IO Components of the Class X Certificates
                                 will first be deposited into the carryover
                                 shortfall reserve fund and will be used to pay
                                 any carryover shortfall amounts in respect of
                                 the related LIBOR Certificates for that
                                 distribution date and any carryover shortfall
                                 amounts on any of the related LIBOR
                                 Certificates (other than the Class B-3, Class
                                 B-4 and Class B-5 Certificates) remaining
                                 unpaid from any prior distribution date plus
                                 interest thereon (up to a per annum rate equal
                                 to the weighted average maximum net mortgage
                                 rate of the mortgage loans) before any
                                 distributions of interest on the Class X
                                 Certificates are made. As a result, even if on
                                 a distribution date the IO Components of the
                                 Class X Certificates have pass-through rates
                                 greater than zero, the amount of interest
                                 actually distributed to the Class X
                                 Certificates may be reduced to zero.

                                 Principal prepayments on the mortgage loans
                                 will reduce the component notional amount of
                                 the IO Components on which interest accrues
                                 since such principal prepayments will reduce
                                 the class certificate balances of the related
                                 classes of certificates. In addition,

                                      S-12

                                 the component notional amount of an IO
                                 Component will be reduced by any reduction in
                                 the class certificate balances of the related
                                 classes of certificates due to realized losses,
                                 shortfalls in available funds or otherwise.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal payments on the
HOW DISTRIBUTIONS ARE            certificates will be affected by a number of
ALLOCATED TO THE CERTIFICATES    factors, including:

                                 o    the extent of prepayments on the mortgage
                                      loans and the extent of deferred interest
                                      on the mortgage loans;

                                 o    how payments of principal are allocated
                                      among the classes of certificates as
                                      specified beginning on page S-53 in this
                                      prospectus supplement;

                                 o    whether the master servicer exercises its
                                      right, in its sole discretion, to
                                      terminate the trust fund;

                                 o    the rate and timing of payment defaults
                                      and losses on the mortgage loans; and

                                 o    repurchases of mortgage loans for material
                                      breaches of representations and
                                      warranties.

                                 Because distributions on the certificates are
                                 dependent upon the payments on the mortgage
                                 loans, we cannot guarantee the amount of any
                                 particular payment or the amount of time that
                                 will elapse before the trust fund is
                                 terminated.

                                 See "Description of the Certificates --
                                 Principal," and "-- Optional Termination" in
                                 this prospectus supplement for a description of
                                 the manner in which principal will be paid to
                                 the certificates. See "The Mortgage Pool --
                                 Assignment of the Mortgage Loans" in this
                                 prospectus supplement for more information
                                 regarding the repurchase or substitution of
                                 mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE    The certificates are not insured by any
SUFFICIENT TO PROTECT SENIOR     financial guaranty insurance policy. The
CERTIFICATES FROM LOSSES         subordination features are intended to enhance
                                 the likelihood that senior certificateholders
                                 will receive regular payments of interest and
                                 principal.

                                 SUBORDINATION. Credit enhancement will be
                                 provided for the certificates, first, by the
                                 right of the holders of certificates to receive
                                 payments of principal before the classes
                                 subordinated to them and, second, by the
                                 allocation of realized losses on the mortgage
                                 loans to the subordinated certificates in the
                                 reverse order of their priority of payment.
                                 This form of credit enhancement uses
                                 collections on the mortgage loans otherwise
                                 payable to holders of the subordinated
                                 certificates to pay amounts due on the more
                                 senior classes of certificates. Collections on
                                 the mortgage loans otherwise payable to the
                                 classes of subordinated certificates comprise
                                 the sole source of funds from which this type
                                 of credit enhancement is provided.

                                      S-13

                                 Realized losses on the mortgage loans are
                                 allocated first to the subordinated
                                 certificates in the reverse order of their
                                 priority of payment, beginning with the
                                 subordinated certificates then outstanding with
                                 the lowest payment priority, until the
                                 principal amount of each class of subordinated
                                 certificates has been reduced to zero.
                                 Thereafter, realized losses on the mortgage
                                 loans will be allocated sequentially to the
                                 Class A-3, Class A-2 and Class A-1
                                 Certificates, in that order, until their
                                 respective class certificate balances are
                                 reduced to zero.

                                 If the aggregate principal balance of each
                                 subordinated class of certificates were to be
                                 reduced to zero, delinquencies and defaults on
                                 the mortgage loans would reduce the amount of
                                 funds available for monthly distributions to
                                 holders of the senior certificates.

                                 Among the subordinated certificates, the Class
                                 M Certificates are the least subordinated; that
                                 is, they have the highest payment priority;
                                 then come the Class B-1, Class B-2, Class B-3,
                                 Class B-4 and Class B-5 Certificates, in that
                                 order.

                                 See "Description of the Certificates --
                                 Allocation of Losses" in this prospectus
                                 supplement and "Credit Enhancement --
                                 Subordination" in this prospectus supplement
                                 and in the prospectus.

ALL REALIZED LOSSES WILL BE      Previous securitization trusts some formed by
ALLOCATED FIRST TO THE           the depositor allocated portions of losses,
SUBORDINATED CERTIFICATES        such as special hazard losses, bankruptcy
                                 losses and fraud losses in excess of the
                                 amounts set forth in the related prospectus
                                 supplement, proportionately to each class of
                                 certificates instead of first to the
                                 subordinated certificates. All realized losses
                                 with respect to the mortgage loans to be
                                 conveyed to the securitization trust described
                                 in this prospectus supplement will be allocated
                                 first to the subordinated certificates.

                                 See "Description of the Certificates --
                                 Allocation of Losses" in this prospectus
                                 supplement, and "Credit Enhancement --
                                 Subordination" in this prospectus supplement
                                 and in the prospectus.

CERTAIN INTEREST SHORTFALLS      When a borrower makes a full or partial
WILL BE ALLOCATED TO THE         prepayment on a mortgage loan, the amount of
CERTIFICATES                     interest that the borrower is required to pay
                                 may be less than the amount of interest holders
                                 of certificates would otherwise be entitled to
                                 receive with respect to the mortgage loan. The
                                 master servicer is required to reduce its
                                 master servicing fee to offset this shortfall,
                                 but the reduction for any distribution date is
                                 limited to one-half of the master servicing fee
                                 for the related month. If the aggregate amount
                                 of interest shortfalls resulting from
                                 prepayments on the mortgage loans exceeds the
                                 amount of the reduction in the master servicing
                                 fee, the interest entitlement for each class of
                                 certificates will be reduced proportionately by
                                 the amount of this excess.

                                 In addition, your certificates may be subject
                                 to certain shortfalls in interest collections
                                 arising from the application of the
                                 Servicemembers Civil Relief Act and similar
                                 state laws (referred to in this prospectus
                                 supplement as the Relief Act). The Relief Act

                                      S-14

                                 provides relief to borrowers who enter active
                                 military service and to borrowers in reserve
                                 status who are called to active duty after the
                                 origination of their mortgage loan. The Relief
                                 Act generally provides that these borrowers may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time, will not be advanced by the master
                                 servicer or offset by a reduction in the master
                                 servicing fee, and will reduce accrued interest
                                 on each class of certificates on a pro rata
                                 basis. In addition, the Relief Act imposes
                                 certain limitations that would impair the
                                 master servicer's ability to foreclose on an
                                 affected mortgage loan during the borrower's
                                 period of active service and, under some
                                 circumstances, during an additional period
                                 thereafter.

CERTIFICATES MAY NOT BE          The offered certificates may not be an
APPROPRIATE FOR SOME INVESTORS   appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of each
                                 applicable class of offered certificates. This
                                 may be the case because, among other things:

                                 o    the yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans and the
                                      creation of deferred interest on the
                                      mortgage loans;

                                 o    the rate of principal distributions on,
                                      and the weighted average lives of, the
                                      offered certificates will be sensitive to
                                      the uncertain rate and timing of principal
                                      prepayments on the mortgage loans, to the
                                      priority of principal distributions among
                                      the classes of certificates and to changes
                                      in interest rates and how they affect the
                                      payment of principal and the accrual of
                                      deferred interest on the mortgage loans.
                                      Accordingly, the offered certificates may
                                      be an inappropriate investment if you
                                      require a distribution of a particular
                                      amount of principal on a specific date or
                                      an otherwise predictable stream of
                                      distributions;

                                 o    you may not be able to reinvest
                                      distributions on an offered certificate
                                      (which, in general, are expected to be
                                      greater during periods of relatively low
                                      interest rates) at a rate at least as high
                                      as the pass-through rate applicable to
                                      your certificate; or

                                 o    a secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

GEOGRAPHIC CONCENTRATION         Approximately 41.20% of the mortgage loans, by
INCREASES RISK THAT              aggregate stated principal balance of the
CERTIFICATE YIELDS COULD BE      mortgage loans as of the cut-off date, are
IMPAIRED                         secured by properties that are located in
                                 California. Property in California may be more
                                 susceptible than homes located in other parts
                                 of the country to some types of uninsurable
                                 hazards, such as earthquakes, floods, mudslides
                                 and other natural disasters. In addition,

                                 o    economic conditions in states with
                                      significant concentrations (which may or
                                      may not affect real property values) may
                                      affect

                                      S-15

                                      the ability of borrowers to repay their
                                      loans on time;

                                 o    declines in the residential real estate
                                      markets in states with significant
                                      concentrations may reduce the values of
                                      properties located in such states, which
                                      would result in an increase in the
                                      loan-to-value ratios; and

                                 o    any increase in the market value of
                                      properties located in states with
                                      significant concentrations would reduce
                                      the loan-to-value ratios and could,
                                      therefore, make alternative sources of
                                      financing available to the borrowers at
                                      lower interest rates, which could result
                                      in an increased rate of prepayment of the
                                      mortgage loans.

IMPACT OF WORLD EVENTS           The economic impact of the United States'
                                 military operations in Iraq, Afghanistan and
                                 other parts of the world, as well as the
                                 possibility of terrorist attacks domestically
                                 or abroad, is uncertain, but could have a
                                 material effect on general economic conditions,
                                 consumer confidence, and market liquidity. No
                                 assurance can be given as to the effect of
                                 these events on consumer confidence and the
                                 performance of the mortgage loans. Any adverse
                                 impact resulting from these events would be
                                 borne by the holders of the certificates.
                                 United States military operations may also
                                 increase the likelihood of shortfalls under the
                                 Relief Act.

YOU MAY HAVE DIFFICULTY          No market for any of the certificates will
RESELLING CERTIFICATES           exist before they are issued. The underwriter
                                 intends to make a secondary market in the
                                 classes of certificates purchased by it, but
                                 has no obligation to do so. We cannot assure
                                 you that a secondary market will develop or, if
                                 it develops, that it will continue.
                                 Consequently, you may not be able to sell your
                                 certificates readily or at prices that will
                                 enable you to realize your desired yield. The
                                 market values of the certificates are likely to
                                 fluctuate; these fluctuations may be
                                 significant and could result in significant
                                 losses to you.

                                 The secondary markets for mortgage backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the
                                 future. Illiquidity can have a severe adverse
                                 effect on the prices of securities that are
                                 especially sensitive to prepayment, credit, or
                                 interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors.

                                 See "Risk Factors -- Book-Entry Registration --
                                 Limit on Liquidity" in the prospectus.

HURRICANE KATRINA MAY POSE       At the end of August 2005, Hurricane Katrina
SPECIAL RISKS                    caused catastrophic damage to areas in the Gulf
                                 Coast region of the United States. The trust
                                 fund will not include mortgage loans that are
                                 secured by properties in the states of
                                 Louisiana, Mississippi and Alabama that are
                                 located in a FEMA Individual Assistance
                                 designated area as a result of Hurricane
                                 Katrina. However, we cannot assure you that
                                 there are no mortgage loans secured by
                                 properties that experienced material damage
                                 from Hurricane Katrina in the trust fund.

                                      S-16

                                 Countrywide Home Loans will represent and
                                 warrant as of the closing date that each
                                 mortgaged property is free of material damage
                                 and in good repair. In the event of a breach of
                                 that representation and warranty, Countrywide
                                 Home Loans will be obligated to repurchase or
                                 substitute for the related mortgage loan. Any
                                 such repurchase would have the effect of
                                 increasing the rate of principal payment on the
                                 certificates. Any damage to a mortgaged
                                 property that secures a mortgage loan in the
                                 trust fund occurring after the closing date as
                                 a result of any other casualty event will not
                                 cause a breach of this representation and
                                 warranty.

                                 The full economic impact of Hurricane Katrina
                                 is uncertain but may affect the ability of
                                 borrowers to make payments on their mortgage
                                 loans. Initial economic effects appear to
                                 include:

                                 o    localized areas of nearly complete
                                      destruction of the economic infrastructure
                                      and cessation of economic activity,

                                 o    regional interruptions in travel and
                                      transportation, tourism and economic
                                      activity generally, and

                                 o    nationwide decreases in petroleum
                                      availability with a corresponding increase
                                      in price.

                                 We have no way to determine whether other
                                 effects will arise, how long any of these
                                 effects may last, or how these effects may
                                 impact the performance of the mortgage loans.
                                 Any impact of these events on the performance
                                 of the mortgage loans may increase the amount
                                 of losses borne by the holders of the
                                 certificates or impact the weighted average
                                 lives of the certificates.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING
STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES,"
"ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND
UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS,
REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER
PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL.
BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY
DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

          The depositor, CWALT, Inc., will purchase the mortgage loans in the mortgage pool from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a seller and together they are referred to as the sellers) pursuant to a pooling and servicing agreement dated as of December
1, 2005 among the sellers, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the
Mortgage

                                      S-17

Loans to be assigned to the trustee for the benefit of the holders of the certificates. In this prospectus supplement, the mortgage loans assigned by the depositor to the trustee are referred to as the "MORTGAGE LOANS".

          Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide
Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan.
Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans'
portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Mortgage Loan Program -- Representations by Sellers;
Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

          The depositor believes that the information set forth in this prospectus supplement regarding the Mortgage Loans as of the cut-off date is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of
Mortgage Loans. As a result, the cut-off date information regarding the Mortgage
Loans actually delivered on the closing date may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

          As of the cut-off date, the aggregate Stated Principal Balance of the
Mortgage Loans in the mortgage pool was approximately $345,692,010, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE.

          All of the Mortgage Loans have original terms to maturity of 30 years.
The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received, and any amounts of Deferred
Interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified. The
Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent.

          All of the Mortgage Loans provide that payments are due on the first day of each month (the "DUE DATE"). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as "SCHEDULED PAYMENTS") either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.
All of the Mortgage Loans provide for a prepayment charge if the borrowers prepay their mortgage loans during the period of up to five years after the mortgage loan was originated. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the

                                      S-18

payment of any otherwise applicable prepayment charges. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representation as to the effect that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans will adjust in accordance with the terms of the related Mortgage Note. The
Mortgage Loans will provide for the adjustment to their respective Mortgage
Rates at the end of the initial fixed-rate period, if any, and monthly thereafter (each such date, "ADJUSTMENT DATE") to equal the sum of the applicable Mortgage Index and the fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"). The "MORTGAGE INDEX" for the
Mortgage Loans is the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment
Date ("ONE-MONTH LIBOR INDEX" or "LIBOR").

          All of the Mortgage Loans are "NEGATIVE AMORTIZATION LOANS." The
Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period beginning with the month prior to the month in which the first scheduled payment occurs under the mortgage note (and the related
Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "PAYMENT CAPS") that (i) the amount of the monthly payment (with the exception of each fifth payment change date or the final payment change date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds
110% or 115%, as applicable, of the original principal balance due to Deferred
Interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Negative
Amortization Loan over its remaining term to maturity.

          Since the Mortgage Rates adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative
Amortization Loan over its then remaining term at the applicable Mortgage Rate.
Accordingly, Negative Amortization Loans may be subject to reduced amortization
(if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule);
negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, "DEFERRED INTEREST")); or
accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such
Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding
Due Period.

          Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each Mortgage
Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which is generally equal to the Gross Margin for that Mortgage Loan.

          The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan is set forth in the following table:

EARLIEST FIRST PAYMENT DATE   EARLIEST STATED MATURITY DATE   LATEST STATED MATURITY DATE
---------------------------   -----------------------------   ---------------------------

       April 1, 2005                  March 1, 2035                 January 1, 2036

          As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.

                                      S-19

          As of the cut-off date, no Mortgage Loan was subject to a buydown agreement.

          No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for the Mortgage Loans with terms between 25 and 30 years is, generally, 12% for Loan-to-Value Ratios between
80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30%
for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value
Ratios between 95.01% and 100%. The specified coverage percentage for Mortgage
Loans with terms to maturity of up to 20 years ranges from 6% to 12% for
Loan-to-Value Ratios between 80.01% to 85.00%; from 12% to 20% for Loan-to-Value
Ratios for 85.01% to 90.00% and 20% to 25% for Loan-to-Value Ratios between
90.01% to 95.00%. The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the Mortgage Loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage levels for these Mortgage Loans may vary from the foregoing.
With regard to 3.01% of the Mortgage Loans, by aggregate Stated Principal
Balance of the Mortgage Loans, as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

          Except for the lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any
Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage
Loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

          o    in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans'
               Streamlined Documentation Program as described under "--
               Underwriting Process".

          With respect to Mortgage Loans originated pursuant to the Streamlined
Documentation Program,

          o    if the loan-to-value ratio at the time of the origination of the
               Mortgage Loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as
               reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          o    if the loan-to-value ratio at the time of the origination of the
               Mortgage Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting
               Process" in this prospectus supplement.

                                      S-20

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     The following information sets forth certain characteristics of the
Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal
Balance of the Mortgage Loans as of the cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding. The sum in any column of the following tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

                                      S-21

                                 MORTGAGE LOANS

                                  LOAN PROGRAM

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
LOAN PROGRAM                      LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

One-Month LIBOR...............    1,147   $345,692,010   100.00%    301,388      5.770       358        697      75.6
                                  -----   ------------   ------
   Total......................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF CURRENT MORTGAGE       MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
LOAN PRINCIPAL BALANCES ($)       LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

0.01 - 50,000.00 .............        4   $    191,341     0.06%      47,835     5.856       358        684      68.6
50,000.01 - 100,000.00 .......       59      4,661,420     1.35       79,007     5.851       359        706      75.3
100,000.01 - 150,000.00 ......      137     17,668,283     5.11      128,966     5.408       359        698      76.0
150,000.01 - 200,000.00 ......      192     34,216,760     9.90      178,212     5.623       358        700      75.9
200,000.01 - 250,000.00 ......      166     37,362,612    10.81      225,076     5.775       358        698      75.5
250,000.01 - 300,000.00 ......      139     38,353,401    11.09      275,924     5.628       358        694      76.7
300,000.01 - 350,000.00 ......      113     36,568,545    10.58      323,615     6.008       358        695      76.0
350,000.01 - 400,000.00 ......      107     40,301,675    11.66      376,651     5.472       359        690      77.0
400,000.01 - 450,000.00 ......       70     29,529,904     8.54      421,856     5.704       358        695      77.5
450,000.01 - 500,000.00 ......       35     16,647,554     4.82      475,644     6.400       358        700      77.4
500,000.01 - 550,000.00 ......       28     14,652,762     4.24      523,313     6.179       358        693      75.9
550,000.01 - 600,000.00 ......       21     12,050,649     3.49      573,840     5.471       358        694      74.6
600,000.01 - 650,000.00 ......       18     11,431,487     3.31      635,083     6.504       358        702      75.1
650,000.01 - 700,000.00 ......       13      8,819,596     2.55      678,430     5.277       358        681      74.5
700,000.01 - 750,000.00 ......       12      8,725,125     2.52      727,094     4.669       359        677      71.4
750,000.01 - 1,000,000.00 ....       22     19,696,940     5.70      895,315     6.432       358        711      72.3
1,000,000.01 - 1,500,000.00 ..        7      8,185,675     2.37    1,169,382     6.095       357        742      70.3
1,500,000.01 - 2,000,000.00 ..        4      6,628,280     1.92    1,657,070     5.552       359        708      70.7
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $301,388.

                                      S-22

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF ORIGINAL               MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
PRINCIPAL BALANCES ($)            LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

0.01 - 50,000.00 .............        5   $    241,346     0.07%      48,269     6.067       357        686      58.5
50,000.01 - 100,000.00 .......       59      4,711,538     1.36       79,857     5.857       359        707      76.0
100,000.01 - 150,000.00 ......      136     17,568,160     5.08      129,178     5.401       359        698      75.9
150,000.01 - 200,000.00 ......      197     35,219,887    10.19      178,781     5.659       358        700      75.7
200,000.01 - 250,000.00 ......      162     36,610,958    10.59      225,994     5.752       358        697      75.6
250,000.01 - 300,000.00 ......      141     39,003,427    11.28      276,620     5.656       358        694      76.6
300,000.01 - 350,000.00 ......      111     36,017,079    10.42      324,478     5.987       358        695      76.0
350,000.01 - 400,000.00 ......      114     43,157,746    12.48      378,577     5.580       358        692      77.1
400,000.01 - 450,000.00 ......       63     26,774,113     7.75      424,986     5.568       359        693      77.6
450,000.01 - 500,000.00 ......       33     15,697,435     4.54      475,680     6.353       358        703      77.7
500,000.01 - 550,000.00 ......       29     15,152,568     4.38      522,502     6.202       358        692      75.5
550,000.01 - 600,000.00 ......       24     13,854,972     4.01      577,291     5.659       358        693      75.3
600,000.01 - 650,000.00 ......       17     10,928,558     3.16      642,856     6.435       358        699      75.4
650,000.01 - 700,000.00 ......       11      7,518,202     2.17      683,473     5.066       359        685      72.8
700,000.01 - 750,000.00 ......       12      8,725,125     2.52      727,094     4.669       359        677      71.4
750,000.01 - 1,000,000.00 ....       24     21,705,488     6.28      904,395     6.444       358        713      72.5
1,000,000.01 - 1,500,000.00 ..        6      7,677,145     2.22    1,279,524     6.150       358        733      65.3
1,500,000.01 - 2,000,000.00 ..        3      5,128,261     1.48    1,709,420     5.128       359        712      76.7
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-23

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
STATE                             LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Alaska .......................        1   $    283,033     0.08%    283,033      6.500       356        767      70.0
Alabama ......................        1        111,700     0.03     111,700      1.000       360        696      79.8
Arizona ......................       52     11,288,837     3.27     217,093      6.388       358        702      76.9
California ...................      371    142,415,278    41.20     383,869      5.771       358        692      73.9
Colorado .....................       15      4,659,499     1.35     310,633      5.944       358        693      79.8
Connecticut ..................        6      1,064,417     0.31     177,403      6.709       359        684      74.6
District of Columbia .........        2        954,138     0.28     477,069      3.102       358        698      79.2
Delaware .....................        7      2,018,550     0.58     288,364      5.123       359        682      82.3
Florida ......................      265     68,167,198    19.72     257,235      5.880       358        699      76.5
Georgia ......................       12      2,221,265     0.64     185,105      5.316       358        702      80.5
Hawaii .......................        7      3,619,988     1.05     517,141      5.370       358        708      74.5
Idaho ........................        6      1,113,095     0.32     185,516      4.450       359        700      78.0
Illinois .....................        5      1,148,039     0.33     229,608      4.138       359        670      81.5
Indiana ......................        8      1,268,403     0.37     158,550      4.821       359        708      81.1
Kansas .......................        1        146,600     0.04     146,600      3.250       360        623      86.2
Kentucky .....................        8      3,587,873     1.04     448,484      6.300       358        745      79.1
Maryland .....................       29     11,659,323     3.37     402,046      6.565       358        706      77.3
Michigan .....................       43      8,414,559     2.43     195,687      4.599       358        693      76.1
Minnesota ....................       15      3,615,661     1.05     241,044      3.891       359        674      79.9
Missouri .....................        3        971,055     0.28     323,685      7.400       358        640      77.6
Montana ......................        1        210,000     0.06     210,000      1.000       360        726      67.3
North Carolina ...............        6      2,154,971     0.62     359,162      5.522       357        727      66.4
North Dakota .................        5        395,875     0.11      79,175      5.967       358        747      78.4
New Jersey ...................        7      2,294,471     0.66     327,782      6.467       358        712      80.7
Nevada .......................       92     23,743,932     6.87     258,086      5.729       358        707      75.6
New York .....................       10      4,433,995     1.28     443,399      6.249       358        707      75.5
Ohio .........................       24      3,335,559     0.96     138,982      5.716       359        698      80.5
Oklahoma .....................        4        604,265     0.17     151,066      3.720       359        696      80.0
Oregon .......................        7      1,323,012     0.38     189,002      4.830       358        709      75.5
Pennsylvania .................       25      7,542,847     2.18     301,714      5.846       359        692      79.4
Rhode Island .................        1        176,648     0.05     176,648      7.250       358        655      72.1
South Carolina ...............        2        943,870     0.27     471,935      6.898       359        749      60.0
Tennessee ....................        5      1,473,634     0.43     294,727      6.027       358        699      79.0

                                      S-24

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
STATE                             LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Texas ........................       25      4,579,318     1.32     183,173      6.235       358        682      75.9
Utah .........................       21      6,798,053     1.97     323,717      4.219       359        725      78.3
Virginia .....................       34     11,588,135     3.35     340,828      6.281       358        689      76.4
Washington ...................       17      4,837,882     1.40     284,581      5.838       358        707      77.7
Wisconsin ....................        3        468,915     0.14     156,305      6.007       359        671      75.6
Wyoming ......................        1         58,116     0.02      58,116      7.250       359        785      53.0
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, no more than approximately 0.79% of the Mortgage
     Loans was secured by mortgaged properties located in any one postal zip code area.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF ORIGINAL               MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
LOAN-TO-VALUE RATIOS (%)          LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

0.01 - 50.00 .................       34   $ 10,350,899     2.99%    304,438      5.912       358        724      41.7
50.01 - 55.00 ................       17      4,075,117     1.18     239,713      5.598       359        722      53.3
55.01 - 60.00 ................       26      7,092,541     2.05     272,790      6.674       358        723      57.7
60.01 - 65.00 ................       49     15,114,227     4.37     308,454      4.913       359        693      62.5
65.01 - 70.00 ................       88     27,715,871     8.02     314,953      5.284       359        702      68.9
70.01 - 75.00 ................      199     70,242,680    20.32     352,978      5.873       358        693      74.2
75.01 - 80.00 ................      622    184,962,001    53.50     297,367      5.720       358        697      79.5
80.01 - 85.00 ................       26      6,382,781     1.85     245,492      5.532       359        693      83.8
85.01 - 90.00 ................       62     14,652,854     4.24     236,336      6.761       357        681      89.1
90.01 - 95.00 ................       24      5,103,038     1.48     212,627      7.379       357        691      94.3
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.62%.

(2)  Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                                      S-25

                            CURRENT MORTGAGE RATES(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF CURRENT                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
MORTGAGE RATES (%)                LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

0.501 - 1.000 ................       71   $ 21,220,353     6.14%    298,878      1.000       360        711      71.0
1.001 - 1.500 ................       81     25,171,720     7.28     310,762      1.499       360        698      76.2
1.501 - 2.000 ................       47     13,076,708     3.78     278,228      1.897       359        663      75.7
2.001 - 2.500 ................       51     12,863,153     3.72     252,219      2.411       360        693      78.9
2.501 - 3.000 ................       22      5,058,575     1.46     229,935      2.955       360        690      78.8
3.001 - 3.500 ................        6        988,037     0.29     164,673      3.335       360        676      82.4
3.501 - 4.000 ................        4      1,063,066     0.31     265,767      3.750       359        673      80.5
4.001 - 4.500 ................        1         89,004     0.03      89,004      4.250       358        753      73.2
5.501 - 6.000 ................       27      7,800,778     2.26     288,918      5.959       358        708      74.8
6.001 - 6.500 ................       50     17,931,668     5.19     358,633      6.366       358        706      72.0
6.501 - 7.000 ................      461    145,450,065    42.08     315,510      6.859       358        702      74.6
7.001 - 7.500 ................      278     84,259,811    24.37     303,093      7.295       358        689      77.1
7.501 - 8.000 ................       42      9,260,921     2.68     220,498      7.788       357        689      85.1
8.001 - 8.500 ................        4        951,610     0.28     237,903      8.125       358        681      88.3
8.501 - 9.000 ................        2        506,539     0.15     253,270      8.708       358        646      90.0
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately
     5.770% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately
     5.746% per annum.

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
PROPERTY TYPE                     LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Single Family Residence ......      672   $204,786,051    59.24%    304,741      5.772       358        694      75.1
Planned Unit Development .....      266     85,276,561    24.67     320,589      5.868       358        698      76.4
Low-rise Condominium .........      134     31,466,798     9.10     234,827      6.042       358        705      76.8
2-4 Family Residence .........       64     21,238,762     6.14     331,856      5.009       359        707      75.9
High-rise Condominium ........       11      2,923,838     0.85     265,803      5.347       359        704      71.4
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-26

                            PURPOSE OF MORTGAGE LOANS

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
LOAN PURPOSE                      LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Refinance (cash-out) .........      594   $179,270,342    51.86%    301,802      5.730       358        695      73.6
Purchase .....................      325     96,935,636    28.04     298,263      5.999       358        707      79.5
Refinance (rate/term) ........      228     69,486,032    20.10     304,763      5.553       358        691      75.3
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                               OCCUPANCY TYPES(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
OCCUPANCY TYPE                    LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Primary Residence ............      834   $267,352,361    77.34%    320,566      5.758       358        693      75.6
Investment Property ..........      248     58,871,652    17.03     237,386      5.778       359        709      75.0
Secondary Residence ..........       65     19,467,997     5.63     299,508      5.911       358        714      77.3
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                      S-27

                         REMAINING TERMS TO MATURITY(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
REMAINING TERM                  MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
TO MATURITY (MONTHS)              LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

360 ..........................      250   $ 71,167,191    20.59%    284,669      1.678       360        696      75.3
359 ..........................      295     91,145,232    26.37     308,967      6.822       359        691      75.5
358 ..........................      375    111,960,299    32.39     298,561      6.780       358        697      75.1
357 ..........................      158     49,077,361    14.20     310,616      6.908       357        708      75.7
356 ..........................       37     12,527,662     3.62     338,585      6.995       356        709      79.0
355 ..........................       12      4,420,169     1.28     368,347      6.831       355        701      80.8
354 ..........................       14      3,899,205     1.13     278,515      6.889       354        690      79.5
353 ..........................        3        760,151     0.22     253,384      7.337       353        672      86.7
352 ..........................        2        587,129     0.17     293,564      6.541       352        722      71.7
351 ..........................        1        147,611     0.04     147,611      7.375       351        682      90.0
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 358 months.

                             DOCUMENTATION PROGRAMS

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
DOCUMENTATION PROGRAM             LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

Reduced ......................      713   $228,619,913    66.13%    320,645      5.636       358        696      75.5
Full/Alternative .............      291     75,662,915    21.89     260,010      6.051       358        695      77.7
Stated Income/Stated Asset ...      143     41,409,181    11.98     289,575      5.993       358        704      72.7
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-28

                              FICO CREDIT SCORES(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
RANGE OF FICO CREDIT SCORES       LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

581 - 600 ....................        1   $    151,638     0.04%    151,638      7.000       359        600      64.7
601 - 620 ....................        9      2,138,411     0.62     237,601      5.920       359        617      76.6
621 - 640 ....................      105     30,785,170     8.91     293,192      5.605       358        631      76.3
641 - 660 ....................      166     51,493,380    14.90     310,201      5.694       359        652      77.0
661 - 680 ....................      181     57,060,894    16.51     315,254      5.936       358        671      77.3
681 - 700 ....................      184     54,168,565    15.67     294,394      5.917       358        690      75.1
701 - 720 ....................      163     46,317,457    13.40     284,156      5.631       358        710      75.5
721 - 740 ....................      122     35,670,554    10.32     292,382      5.565       358        730      76.7
741 - 760 ....................       88     26,596,142     7.69     302,229      5.613       358        750      73.8
761 - 780 ....................       74     24,628,570     7.12     332,819      5.883       358        770      71.1
781 - 800 ....................       41     11,554,077     3.34     281,807      5.839       358        788      73.0
801 - 820 ....................       11      3,714,496     1.07     337,681      6.578       358        806      73.4
Unknown ......................        2      1,412,657     0.41     706,329      7.422       359        N/A      79.2
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 697.

                         MONTHS TO NEXT ADJUSTMENT DATE

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
MONTHS TO NEXT ADJUSTMENT       MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
DATE                              LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

1 ............................    1,117   $338,372,859    97.88%    302,930      5.841       358        698      75.6
2 ............................       17      4,283,037     1.24     251,943      2.397       359        669      78.3
3 ............................       13      3,036,114     0.88     233,547      2.556       360        688      74.9
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-29

                                GROSS MARGINS(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
                                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
RANGE OF GROSS MARGINS (%)        LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

1.001 - 2.000 ................       10   $  3,078,052     0.89%    307,805      4.809       357        679      76.4
2.001 - 3.000 ................      714    223,482,718    64.65     313,001      5.776       358        704      74.5
3.001 - 4.000 ................      418    118,092,217    34.16     282,517      5.764       359        686      77.7
4.001 - 5.000 ................        5      1,039,023     0.30     207,805      7.974       358        669      89.8
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  As of the cut-off date, the weighted average gross margin of the Mortgage
     Loans was approximately 2.884%.

                             MAXIMUM MORTGAGE RATES

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF MAXIMUM                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
MORTGAGE RATES (%)                LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

7.001 - 8.000 ................        1   $    289,973     0.08%    289,973      6.750       358        761      78.6
9.001 - 10.000 ...............    1,137    342,898,632    99.19     301,582      5.762       358        697      75.6
10.001 - 11.000 ..............        3        562,123     0.16     187,374      3.855       359        689      80.1
11.001 - 12.000 ..............        4      1,121,022     0.32     280,255      7.791       358        705      85.0
12.001 - 13.000 ..............        2        820,259     0.24     410,130      7.241       358        792      73.6
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-30

                       ORIGINAL INTEREST ADJUSTMENT DATES

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
ORIGINAL INTEREST               MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
ADJUSTMENT DATE                   LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

April 1, 2005 ................        1   $    147,611     0.04%    147,611      7.375       351        682      90.0
May 1, 2005 ..................        2        587,129     0.17     293,564      6.541       352        722      71.7
June 1, 2005 .................        3        760,151     0.22     253,384      7.337       353        672      86.7
July 1, 2005 .................       13      3,748,819     1.08     288,371      6.885       354        692      79.3
August 1, 2005 ...............       12      4,420,169     1.28     368,347      6.831       355        701      80.8
September 1, 2005 ............       34     11,566,125     3.35     340,180      6.973       356        713      78.6
October 1, 2005 ..............      143     44,177,498    12.78     308,934      6.871       357        710      75.9
November 1, 2005 .............      363    108,991,832    31.53     300,253      6.968       358        697      75.2
December 1, 2005 .............      293     91,762,059    26.54     313,181      7.051       359        692      75.3
January 1, 2006 ..............      231     64,150,615    18.56     277,708      1.664       360        694      75.2
February 1, 2006 .............       39     12,343,887     3.57     316,510      1.854       360        694      76.8
March 1, 2006 ................       13      3,036,114     0.88     233,547      2.556       360        688      74.9
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                             MINIMUM MORTGAGE RATES

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
RANGE OF MINIMUM                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
MORTGAGE RATES (%)                LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

1.001 - 2.000 ................       10   $  3,078,052     0.89%    307,805      4.809       357        679      76.4
2.001 - 3.000 ................      714    223,482,718    64.65     313,001      5.776       358        704      74.5
3.001 - 4.000 ................      418    118,092,217    34.16     282,517      5.764       359        686      77.7
4.001 - 5.000 ................        5      1,039,023     0.30     207,805      7.974       358        669      89.8
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

                                      S-31

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                                               WEIGHTED
                                                                                          WEIGHTED              AVERAGE
                                                                    AVERAGE    WEIGHTED    AVERAGE   WEIGHTED  ORIGINAL
                                 NUMBER     AGGREGATE              PRINCIPAL    AVERAGE   REMAINING   AVERAGE  LOAN-TO-
                                   OF       PRINCIPAL    % OF       BALANCE     CURRENT    TERM TO     FICO     VALUE
MAXIMUM NEGATIVE                MORTGAGE     BALANCE    MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY    CREDIT    RATIO
AMORTIZATION(%)                   LOANS    OUTSTANDING   LOANS        ($)       RATE (%)  (MONTHS)     SCORE      (%)
------------------------------  --------  ------------  --------  -----------  ---------  ---------  --------  --------

115 ..........................    1,137   $341,258,015    98.72%    300,139      5.764       358        697      75.6
110 ..........................       10      4,433,995     1.28     443,399      6.249       358        707      75.5
                                  -----   ------------   ------
   Total .....................    1,147   $345,692,010   100.00%
                                  =====   ============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                                      S-32

ASSIGNMENT OF THE MORTGAGE LOANS

          Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative
Loan Trust 2005-82, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

          In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument, an assignment in recordable form of the mortgage or a copy of such assignment and, if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 50% of the Mortgage
Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as
California where in the opinion of counsel recording is not required to protect the trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller or a transferor, as the case may be.

          The trustee will review each mortgage file relating to the Mortgage
Loans delivered on the closing date within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) as described above, and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide
Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide
Home Loans will be obligated to repurchase the related Mortgage Loan from the trust fund. Rather than repurchase the Mortgage Loan as provided above,
Countrywide Home Loans may remove the Mortgage Loan (referred to as a "deleted mortgage loan") from the trust fund and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

          o    have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be
               deposited by Countrywide Home Loans in the Certificate Account
               and held for distribution to the certificateholders on the related Distribution Date (referred to as a "SUBSTITUTION
               ADJUSTMENT AMOUNT")),

          o    have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the deleted mortgage loan,

          o    have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum
               Mortgage Rate of the deleted mortgage loan,

                                      S-33

          o    have the same Mortgage Index, reset period, payment cap and recast provisions, as applicable, as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

          o    have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

          o    have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

          o    have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

          o    comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of
               substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

          Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage
Loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the
MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or
MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

UNDERWRITING PROCESS

GENERAL

          All of the Mortgage Loans have been originated or acquired by
Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS") in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans'
underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

          As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its Mortgage Loan. FICO Credit Scores range from approximately

                                      S-34

250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.
Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans'
processing program (the "PREFERRED PROCESSING PROGRAM"). As of the cut-off date, none of the Mortgage Loans have been underwritten pursuant to Countrywide Home
Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred
Processing Program.

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage
Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1
Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan,
a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.
If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans'
underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

                                      S-35

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an
Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION
PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION
PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS
DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the
"NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset
Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION
PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED
DOCUMENTATION PROGRAM").

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie
Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The
Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are
described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

          Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 75% for mortgage loans with original principal balances of up to
$1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by

                                      S-36

Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

          Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 80% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 75% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

          Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          In connection with the Standard Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

          The Alternative Documentation Program permits a borrower to provide
W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

                                      S-37

          As of the cut-off date, all of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting
Guidelines.

EXPANDED UNDERWRITING GUIDELINES

          Mortgage loans which are underwritten pursuant to the Expanded
Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the
Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

          Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 80% for mortgage loans with original principal balances of up to
$1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home
Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to
100% for purchase money mortgage loans with original principal balances of up to
$375,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

          Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 85% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and
Hawaii) and up to 85% on 3 unit properties with principal balances of up to
$556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

          Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

          In connection with the Expanded Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

          The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

                                      S-38

          Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

          As of the cut-off date, none of the Mortgage Loans have been originated by Countrywide Home Loans under the No Income/No Asset Documentation
Program.

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset
Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are
generally eligible for sale to Fannie Mae or Freddie Mac.

          As of the cut-off date, approximately 11.98% of the Mortgage Loans, by aggregate stated principal balance of the Mortgage Loans as of the cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated
Asset Program.

                           SERVICING OF MORTGAGE LOANS

GENERAL

          The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

          Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a
Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide
LP, Inc., each a Nevada corporation and a direct, wholly owned subsidiary of
Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS").
Countrywide Home Loans is a direct, wholly owned subsidiary of Countrywide
Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL").
Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide
Servicing and is a limited partner.

                                      S-39

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by
CWMBS, Inc. or CWABS, Inc., affiliates of the depositor. While Countrywide Home
Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide
Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.
In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

          In its capacity as master servicer, Countrywide Servicing will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. Countrywide Servicing may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if
Countrywide Servicing alone were servicing the Mortgage Loans.

COUNTRYWIDE HOME LOANS

          Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

          The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

          Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2005, Countrywide Home Loans provided servicing for approximately $1,047.623 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

                                      S-40

MORTGAGE LOAN PRODUCTION

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                            ----------------------------------------------------------------------------------
                                                            TEN MONTHS                 YEARS ENDED                NINE MONTHS
                                             YEAR ENDED        ENDED                  DECEMBER 31,                   ENDED
                                            FEBRUARY 28,   DECEMBER 31,   ------------------------------------   SEPTEMBER 30,
                                                2001           2001          2002         2003         2004           2005
                                            ------------   ------------   ----------   ----------   ----------   -------------
                                                        (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
   Number of Loans.......................      240,608        504,975        999,448    1,517,743      846,395       591,059
   Volume of Loans.......................     $ 34,434       $ 76,432     $  150,110   $  235,868   $  138,845    $  122,780
      Percent of Total Dollar Volume.....         50.0%          61.7%          59.6%        54.2%        38.2%         34.3%
Conventional Non-conforming Loans
   Number of Loans.......................       86,600        137,593        277,626      554,571      509,711       612,768
   Volume of Loans.......................     $ 11,394       $ 22,209     $   61,627   $  136,664   $  140,580    $  163,199
      Percent of Total Dollar Volume.....         16.5%          17.9%          24.5%        31.4%        38.7%         45.6%
FHA/VA Loans
   Number of Loans.......................      118,673        118,734        157,626      196,063      105,562        60,545
   Volume of Loans.......................     $ 13,075       $ 14,109     $   19,093   $   24,402   $   13,247    $    7,978
      Percent of Total Dollar Volume.....         18.9%          11.4%           7.6%         5.6%         3.6%          2.2%
Prime Home Equity Loans
   Number of Loans.......................      119,045        164,503        316,049      453,817      587,046       511,253
   Volume of Loans.......................     $  4,660       $  5,639     $   11,650   $   18,103   $   30,893    $   31,403
      Percent of Total Dollar Volume.....          6.8%           4.5%           4.6%         4.2%         8.5%          8.8%
Nonprime Mortgage Loans
   Number of Loans.......................       51,706         43,359         63,195      124,205      250,030       202,768
   Volume of Loans.......................     $  5,360       $  5,580     $    9,421   $   19,827   $   39,441    $   32,457
      Percent of Total Dollar Volume.....          7.8%           4.5%           3.7%         4.6%        11.0%          9.1%
Total Loans
   Number of Loans.......................      616,632        969,164      1,813,944    2,846,399    2,298,744     1,978,393
   Volume of Loans.......................     $ 68,923       $123,969     $  251,901   $  434,864   $  363,006    $  357,817
   Average Loan Amount...................     $112,000       $128,000     $  139,000   $  153,000   $  158,000    $  181,000
   Non-Purchase Transactions(1)..........           33%            63%            66%          72%          51%           52%
   Adjustable-Rate Loans(1)..............           14%            12%            14%          21%          52%           53%

----------
(1)  Percentage of total loan production based on dollar volume.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

          Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by
Countrywide Home Loans and securitized in Alternative Loan Trusts by the depositor or by CWMBS, Inc., an affiliate of the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio which increased from approximately
$2.247 billion at February 28, 2001, to approximately $5.083 billion at December
31, 2001, to approximately $9.862 billion at December 31,

                                      S-41

2002, to approximately $14.733 billion at December 31, 2003, to approximately
$31.063 billion at December 31, 2004, and to approximately $70.238 billion at
September 30, 2005. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                        AT FEBRUARY                                                            AT SEPTEMBER
                                            28,                         AT DECEMBER 31,                             30,
                                        -----------   ------------------------------------------------------   ------------
                                           2001          2001           2002          2003          2004           2005
                                        -----------   -----------   -----------   -----------   ------------   ------------

Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
      30-59 days ....................        2.28%           2.92%         3.08%         2.63%          1.89%         1.75%
      60-89 days ....................        0.51%           0.65%         0.86%         0.72%          0.39%         0.31%
      90 days or more (excluding
         pending foreclosures) ......        0.19%           0.21%         0.45%         0.53%          0.35%         0.25%
                                        ---------     -----------   -----------   -----------   ------------   -----------
         Total delinquencies ........        2.97%           3.77%         4.39%         3.87%          2.63%         2.31%
                                        =========     ===========   ===========   ===========   ============   ===========
Foreclosures pending ................        0.47%           0.43%         0.45%         0.91%          0.28%         0.20%
                                        =========     ===========   ===========   ===========   ============   ===========
Total delinquencies and
   foreclosures pending .............        3.44%           4.21%         4.84%         4.78%          2.91%         2.51%
                                        =========     ===========   ===========   ===========   ============   ===========
Net Gains/(Losses) on liquidated
   loans(1) .........................   $(374,332)    $(1,057,748)  $(5,372,415)  $(9,334,817)  $(20,017,873)  $(3,579,910)

Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2) ........      (0.017)%        (0.021)%      (0.054)%      (0.063)%       (0.064)%      (0.005)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1) ......................      (0.018)%        (0.021)%      (0.057)%      (0.064)%       (0.072)%      (0.006)%

----------
(1)  "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value
     (excluding loan purchase premium or discount).

(2)  Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The "EXPENSE FEE RATE" is the per annum rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each
Mortgage Loan. The expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE"), (b) the trustee fee as provided in the pooling and servicing agreement and (c) lender paid mortgage insurance premiums, if any. The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.375% per annum.

          In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master
Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master
Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to
Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

                                      S-42

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the
Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage
Loan on the related Distribution Date. However, the master servicing fee on a
Distribution Date will only be reduced by not more than one-half of the master servicing fee for that Distribution Date for the Mortgage Loans (the
"COMPENSATING INTEREST"). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

          Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the
Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the related master servicing fee) which were due in the related Due Period and which were delinquent on the related
Determination Date, together with an amount equivalent to interest on each
Mortgage Loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The
"DETERMINATION DATE" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution
Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any
Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

          Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal
Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans will indemnify the trust fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                                      S-43

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller),
Countrywide Home Loans Servicing LP or any of their affiliates.

          The Mortgage Pass-Through Certificates, Series 2005-82 will consist of
(a) the Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates (all
of which are together referred to as "SENIOR CERTIFICATES"), (b) the Class M,
Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (the
"SUBORDINATED CERTIFICATES") and (c) the Class P Certificates. Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the "OFFERED CERTIFICATES"). The Class P, Class B-3, Class B-4 and
Class B-5 Certificates are not offered by this prospectus supplement and are referred to in this prospectus supplement as the "PRIVATE CERTIFICATES." Their initial Class Certificate Balances are expected to be approximately $100,
$5,185,000, $3,803,000 and $3,110,910, respectively. The pass-through rate for each class of private certificates (other than the Class P Certificates) will be calculated as described in this prospectus supplement under "-- Interest" below.
The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page hereof or described below. The initial Class Certificate Balances may vary in the aggregate by plus or minus
5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

          The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any date is the initial Class Certificate Balance of the class reduced by the sum of

          o    all amounts previously distributed to holders of certificates of the class as payments of principal, and

          o    the amount of Realized Losses allocated to the class;

and increased by

          o    the amount of Net Deferred Interest (as defined herein) incurred by the Mortgage Loans in the related Due Period and allocated to such class of certificates, as described in this prospectus supplement under "Description of Certificates - Interest";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of payment priority by the amount of Subsequent
Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class
Certificate Balance of such class of certificates. See "Application of
Liquidation Proceeds" in the prospectus.

          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class
Certificate Balances of all classes of certificates, following all distributions and the allocation of Net Deferred Interest and Realized Losses on any
Distribution Date, exceeds the pool principal balance as of the last day of the related Due Period.

          The interest-only components of the Class X Certificates do not have principal balances and are not entitled to any distributions in respect of principal.

                                      S-44

          The senior certificates (other than the Class X Certificates) will evidence in the aggregate an initial beneficial ownership interest in the
Mortgage Loans of approximately 88.50%. The Class Subordination Percentage of each class of subordinated certificates as of the closing date, which represents the initial beneficial ownership of each such class in the Mortgage Loans, is approximately as follows:

                                       INITIAL
                                      BENEFICIAL
                                      OWNERSHIP
CLASS OF SUBORDINATED CERTIFICATES    PERCENTAGE
----------------------------------   -----------
Class M...........................      4.75%
Class B-1.........................      2.00%
Class B-2.........................      1.25%
Class B-3.........................      1.50%
Class B-4.........................      1.10%
Class B-5.........................      0.90%

COMPONENT CLASSES

          Solely for purposes of determining distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest on the
Mortgage Loans, the Class X Certificates will be comprised of multiple components. The Class X Certificates will be comprised of four components designated as the Class X IO-1 Component, the Class X IO-2 Component, the Class
X PO-1 Component and the Class X PO-2 Component.

          The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to the related components of that class of certificates on such Distribution Date. A holder of a Class X Certificate may not transfer any component separately.

          The Class Certificate Balance, if any, of the Class X Certificates as
of any date will equal the aggregate Component Principal Balance of the PO
Components as of such date.

          The "NOTIONAL AMOUNT" of the Class X Certificates as of any date will equal the aggregate Component Notional Amount of the IO Components as of such date. The initial Notional Amount of the Class X Certificates will be approximately $345,692,010, (subject to a variance of plus or minus 5%).

          Each of the Class X IO-1 and Class X IO-2 Components is an "IO
COMPONENT". The IO Components are interest-only components that will not have component principal balances but will accrue interest on their respective
Component Notional Amounts. Each of the Class X PO-1 and Class X PO-2 Components
is a "PO COMPONENT". The PO Components are principal only components that do not accrue interest.

          Each PO Component will have a "COMPONENT PRINCIPAL BALANCE"
(initially, equal to zero) that will increase depending on the aggregate amount of Net Deferred Interest allocated to the corresponding IO Component, as described under "--Interest" below, as reduced by all amounts actually distributed as principal in respect of that PO Component and all Realized Losses applied in reduction of principal of such component on all prior Distribution
Dates.

          The "COMPONENT NOTIONAL AMOUNT" of the Class X IO-1 Component as of
any date will equal the sum of (x) the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates as of such date and (y) the
Component Principal Balance of the Class X PO-1 Component as of such date.

          The "COMPONENT NOTIONAL AMOUNT" of the Class X IO-2 Component for an
interest accrual period related to a Distribution Date will equal the sum of (x)
the excess, if any, of the aggregate Stated Principal Balance of the Mortgage
Loans as of the first day of the related Due Period over the aggregate Class
Certificate Balance of the senior certificates (including for this purpose both
PO Components of the Class X Certificates) immediately prior to

                                      S-45

such Distribution Date and (y) the Component Principal Balance of the Class X
PO-2 Component immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES

          The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that equal the aggregate initial Class Certificate
Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.
The depositor has been informed by the depository that its nominee will be CEDE
& Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under
"Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry
Certificates" in the prospectus.

          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

          The Class A-1, Class A-2 and Class A-3 Certificates and the
subordinated certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during each interest accrual period at the applicable rate determined as described under "-- Interest" below.

          "LIBOR" applicable to an interest accrual period for the LIBOR
Certificates will be determined on the second business day prior to the commencement of the interest accrual period applicable to the LIBOR Certificates
(a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "interest settlement rate" for one-month deposits in U.S. dollars as found on Telerate
Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date.
Interest settlement rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such interest settlement rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                      S-46

          If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the LIBOR
Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to
Floating Rate and Inverse Floating Rate Classes -- LIBOR."

          If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in the prospectus,
LIBOR for the next interest accrual period will be 4.370%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The certificate account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt
(or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available
Funds and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the
"DISTRIBUTION ACCOUNT"). The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other certificates.

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the
25th day of each month or, if that day is not a business day, on the first business day thereafter (each, a "DISTRIBUTION DATE"), commencing in January
2006, to the persons in whose names the certificates are registered on the related Record Date. The "RECORD DATE" for the holders of the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that
Distribution Date, if the LIBOR Certificates are held as book-entry
Certificates. For each class of certificates that is not a LIBOR Certificate, and the LIBOR Certificates if no longer held as book-entry certificates, and any
Distribution Date, the Record Date will be the last business day of the month preceding the month of that Distribution Date.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date primarily from
Available Funds for such Distribution Date in the following order of priority:

          o    to interest on the interest-bearing classes of senior
               certificates or components thereof, concurrently and on a pro rata basis, based on their respective interest distribution amounts; provided, however, that any such distribution to which the IO Components of the Class X Certificates are otherwise entitled to

                                      S-47

               receive will be deposited into the Carryover Shortfall Reserve
               Fund (as defined below) and will not be distributed to the Class
               X Certificates except as described below;

          o    to principal of each class of senior certificates or components thereof then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this
               prospectus supplement under "Description of the Certificates --
               Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the
               Distribution Date;

          o    to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this prospectus supplement under
               "Description of the Certificates--Interest" and "--Principal";

          o    from amounts in the Carryover Shortfall Reserve Fund, as
               described in this prospectus supplement under "--Carryover
               Shortfall Reserve Fund"; and

          o    to the Class A-R Certificates.

          "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of

          o    all scheduled installments of interest (net of the related expense fees and after taking into account reductions in respect of Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans, to the extent the proceeds are not applied to the
               restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal
               servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
               Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
               (b) any Subsequent Recoveries with respect to the Mortgage Loans;

          o    all partial or full prepayments with respect to the Mortgage
               Loans that are received during the related Prepayment Period together with all interest paid in connection with such
               prepayments and any related Compensating Interest; and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date;

          minus

          o    amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be
               reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

                                      S-48

INTEREST

          The classes of offered certificates will have the respective pass-through rates (each, a "PASS-THROUGH RATE") described below.

          The pass-through rates for the LIBOR Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the lesser of (a) one-month LIBOR plus the applicable Pass-Through Margin and
(b) the Net WAC Cap. The "PASS-THROUGH MARGINS" for these certificates for the interest accrual period related to each Distribution Date are as follows:

                                      (1)     (2)
                                     -----   -----
Class A-1.........................   0.270%  0.540%
Class A-2.........................   0.350%  0.700%
Class A-3.........................   0.440%  0.880%
Class M...........................   0.750%  1.125%
Class B-1.........................   1.600%  2.400%
Class B-2.........................   2.000%  3.000%
Class B-3.........................   2.000%  3.000%
Class B-4.........................   2.000%  3.000%
Class B-5.........................   2.000%  3.000%

----------
(1)  For the interest accrual period for each Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each other interest accrual period.

          The pass-through rate for the Class A-R Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The
pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.3622%
per annum.

          The pass-through rate for the Class X IO-1 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans, over the weighted average of the pass-through rates of the Class
A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component for
that Distribution Date (weighted on the basis of the respective Class
Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and
the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

          The pass-through rate for the Class X IO-2 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans, adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30 day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2
Component as a class of subordinated certificates for this purpose) for that
Distribution Date (weighted on the basis of the respective Class Certificate
Balances of the subordinated certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of a
360-day year comprised of twelve 30-day months).

          On each Distribution Date, the interest that would otherwise be distributable to the Class X IO-1 and Class X IO-2 Components based on the pass-through rates described above will be deposited in the Carryover Shortfall
Reserve Fund. See "--Carryover Shortfall Reserve Fund" below.

          For each Distribution Date, the pass-through rates for the Class X
PO-1 and Class X PO-2 Components will be zero.

                                      S-49

DEFINED TERMS USED IN INTEREST CALCULATIONS

          The "OPTIONAL TERMINATION DATE" is the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate Stated Principal Balance of the Mortgage
Loans as of the cut-off date.

          The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution
Date means a per annum rate equal to the weighted average of the Adjusted Net
Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective
Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

          The "ADJUSTED NET MORTGAGE RATE" for a Mortgage Loan is the Mortgage
Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

          The "NET WAC CAP" for any Distribution Date will be the Weighted
Average Adjusted Net Mortgage Rate of the Mortgage Loans, adjusted for the related interest accrual period.

          The "WEIGHTED AVERAGE MAXIMUM NET MORTGAGE RATE" for the Mortgage
Loans and any Distribution Date means a per annum rate equal to the average of the Maximum Net Mortgage Rates of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the first day of the related Due Period and adjusted to a rate calculated on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period (after giving effect to principal prepayments received during the Prepayment Period ending in that Due Period).

          The "MAXIMUM NET MORTGAGE RATE" for a Mortgage Loan is the Maximum
Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such
Mortgage Loan.

CARRYOVER SHORTFALL AMOUNTS

          For each class of LIBOR Certificates and any Distribution Date, the
"CARRYOVER SHORTFALL AMOUNT" for such class will equal the sum of (a) the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date (prior to reduction for any Net
Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net WAC Cap up to but not exceeding a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage Loans as of
the first day of the related Due Period, over (ii) the actual amount of interest such class is entitled to receive for such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and (b) with respect to each class of LIBOR Certificates (other than the Class B-3, Class B-4 and
Class B-5 Certificates), the unpaid portion of any such excess from prior
Distribution Dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the Net WAC Cap (up to a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage
Loans as of the first day of the related Due Period)). The portion of any
Carryover Shortfall Amount allocated to a class of LIBOR Certificates on that
Distribution Date will be paid to such class on that Distribution Date from and to the extent of funds available therefor in the Carryover Shortfall Reserve
Fund. Any Carryover Shortfall Amount allocated to a class of LIBOR Certificates
(other than the Class B-3, Class B-4 and Class B-5 Certificates) remaining unpaid will be paid on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. See "-- Carryover
Shortfall Reserve Fund" below.

INTEREST DISTRIBUTION AMOUNTS

          With respect to each Distribution Date, the interest accrual period for each class of certificates (other than the LIBOR Certificates) will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the period commencing on the
Distribution Date in the month prior to the month in which that Distribution
Date occurs (or the closing date, in the case of the first Distribution Date)
and ending on the day preceding that Distribution Date. Interest for each class of certificates (other than the LIBOR Certificates) for any Distribution Date will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. Interest for the LIBOR Certificates for any Distribution
Date will be calculated and

                                      S-50

payable on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period.

          On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The "INTEREST DISTRIBUTION
AMOUNT" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of
(a) interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional
Amount, as the case may be, as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts), reduced by (c) any Net
Deferred Interest for that Distribution Date allocated to such class of certificates.

ALLOCATION OF NET DEFERRED INTEREST

          With respect to each Mortgage Loan and each related Due Period,
"DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in such Due Period over the monthly payment due for such Due
Period. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

          With respect to each Distribution Date, the "NET DEFERRED INTEREST" is equal to the excess, if any, of the Deferred Interest that accrued on the
Mortgage Loans as described above, over the Principal Prepayment Amount received during the related Prepayment Period.

          For any Distribution Date, the "PRINCIPAL PREPAYMENT AMOUNT" is equal to the sum of (i) all partial and full principal prepayments by borrowers on the
Mortgage Loans received during the related Prepayment Period and (ii) any
Subsequent Recoveries on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date. For any Distribution Date, the
"NET PREPAYMENTS" is an amount equal to the excess, if any, of the (i) Principal
Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date. On each Distribution Date, the excess, if any, of the Principal Prepayment Amount over the Net Prepayments for that Distribution Date will be distributed to the certificates as a distribution of interest on that Distribution Date in accordance with the priorities set forth above, and will not be distributed as principal on the certificates on that Distribution Date.

          On each Distribution Date, the Senior Percentage of the Net Deferred
Interest will be allocated among the classes of senior certificates and the
Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates will be an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of certificates or its related IO Components at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of certificates or its related IO Components equaled the related Adjusted Cap Rate for such class or its related IO Components and Distribution Date. The amount of
Net Deferred Interest allocated to a class of certificates will be added to the
Class Certificate Balance of such class of certificates, except that in the case of the Class X Certificates, the amount of Net Deferred Interest allocated to the Class X Certificates will be added to the Component Principal Balance of the related PO Components of the Class X Certificates.

          The "ADJUSTED CAP RATE" for the Class A-1, Class A-2 and Class A-3
Certificates and the subordinated certificates for any Distribution Date will equal the excess, if any, of the Net WAC Cap for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and
(ii) the amount of Net Deferred Interest for the Mortgage Loans for that
Distribution Date, and the denominator of which is the aggregate Stated
Principal Balance of the Mortgage Loans as of the first day of the related Due
Period.

                                      S-51

          The "ADJUSTED CAP RATE" for the Class X IO-1 Component for any
Distribution Date will equal the pass-through rate for the Class X IO-1
Component computed for this purpose by (A) reducing the Weighted Average
Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to
(i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such
Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the first day of the Due Period for such
Distribution Date and (B) computing the pass-through rates of the Class A-1,
Class A-2 and Class A-3 Certificates by substituting "Adjusted Cap Rate" for
"Net WAC Cap" in the calculation thereof.

          The "ADJUSTED CAP RATE" for the Class X IO-2 Component for any
Distribution Date will equal the pass-through rate for the Class X IO-2
Component computed for this purpose by (A) reducing the Weighted Average
Adjusted Net Mortgage Rates of the Mortgage Loans by a per annum rate equal to:
(i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such
Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the first day of the Due Period for such
Distribution Date and (B) computing the pass-through rates of the subordinated certificates by substituting "Adjusted Cap Rate" for "Net WAC Cap" in the calculation thereof.

ALLOCATION OF NET INTEREST SHORTFALLS

          The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net
Interest Shortfalls experienced by the Mortgage Loans. With respect to any
Distribution Date, the "NET INTEREST SHORTFALL" is equal to

          o    any net prepayment interest shortfalls for that Distribution
               Date,

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a
               Relief Act Reduction or a Debt Service Reduction.

          Net Interest Shortfalls for any Distribution Date will be allocated pro rata among all classes of senior certificates and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage
Rate on the Stated Principal Balance of the Mortgage Loan.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans --
Servicemembers Civil Relief Act" in the prospectus.

          A "DEBT SERVICE REDUCTION" is a modification of the terms of a
Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification shall not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related
Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

          If on a particular Distribution Date, Available Funds in the
Certificate Account applied in the order described in this prospectus supplement under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates and each component of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and each component will be entitled to receive on the next

                                      S-52

Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

CARRYOVER SHORTFALL RESERVE FUND

          On the closing date, the trustee will establish a reserve fund (the
"CARRYOVER SHORTFALL RESERVE FUND"). On the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i)
$1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall
Amount for each class of LIBOR Certificates for the first Distribution Date which amount will be distributed to those classes of certificates in respect of
Carryover Shortfall Amounts on the first Distribution Date. Any amounts remaining on deposit in the Carryover Shortfall Reserve Fund immediately after the first Distribution Date in excess of $1,000 will be distributed to
Countrywide Home Loans.

          In addition, on each Distribution Date, all amounts distributable as interest to the IO Components of the Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

          (a) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-1 Component, first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class X Certificates, and

          (b) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-2 Component, first, concurrently, to the Class M, Class B-1 and Class B-2 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, second, sequentially, to the Class B-3, Class B-4 and
Class B-5 Certificates, in that order, in each case up to the amount of the
Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and third, any amounts remaining to the Class X
Certificates.

          To the extent amounts in respect of interest otherwise payable to the
Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts.

PRINCIPAL

          Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal first, with respect to the classes of senior certificates (or with respect to the Class X Certificates, the related PO
Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the
Subordinated Principal Distribution Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

          1.   all monthly payments of principal due on each Mortgage Loan
               (other than a Liquidated Mortgage Loan) during the related Due
               Period,

          2.   the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the
               Distribution Date,

          3.   the Substitution Adjustment Amount in connection with any deleted
               Mortgage Loan received with respect to the Distribution Date,

                                      S-53

          4.   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
               Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          5.   with respect to each Mortgage Loan that became a Liquidated
               Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage
               Loan, and

          6.   Net Prepayments on the Mortgage Loans for that Distribution Date.

          Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates, in the following order of priority:

          o    first to the Class A-R Certificates until its Class Certificate
               Balance is reduced to zero, and

          o    second, concurrently to the Class A-1, Class A-2 and Class A-3
               Certificates and the Class X PO-1 and Class X PO-2 Components,
               pro rata, until their respective Class Certificate Balances or
               Component Principal Balances, as applicable, are reduced to zero.

          "PREPAYMENT PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

          "DUE PERIOD" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of

          o    the Senior Percentage of all amounts described in clauses 1.
               through 4. of the definition of Principal Amount for that
               Distribution Date,

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the lesser of

               o    the Senior Percentage of the Stated Principal Balance of the
                    Mortgage Loan as of the first day of the related Due Period
                    and

               o    the Senior Prepayment Percentage of the amount of the
                    liquidation proceeds allocable to principal received on the
                    Mortgage Loan, and

          o    the Senior Prepayment Percentage of amounts described in clause
               6. of the definition of Principal Amount for that Distribution
               Date.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower and (ii)
liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related
Prepayment Period, plus, (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

                                      S-54

          The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class
Certificate Balance of the senior certificates immediately prior to such
Distribution Date, and the denominator of which is the aggregate Class
Certificate Balance of all classes of certificates immediately prior to such
Distribution Date.

          For any Distribution Date, the "SUBORDINATED PERCENTAGE" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior
Percentage for such Distribution Date.

          The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the Mortgage Loans, increasing the interest in the principal balance of the
Mortgage Loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

          The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior
Percentage plus 70% of the Subordinated Percentage for the Distribution Date;
for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any
Distribution Date in the third year thereafter, the Senior Percentage plus 40%
of the Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the Senior Percentage plus 20% of the
Subordinated Percentage for the Distribution Date; and for any Distribution Date
thereafter, the Senior Percentage for the Distribution Date (unless on any
Distribution Date the Senior Percentage exceeds the Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the
Distribution Date will once again equal 100%).

          The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any Distribution Date
will be calculated as the difference between 100% and the Senior Prepayment
Percentage.

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage will occur unless both of the step down conditions listed below are satisfied:

     o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     o    cumulative Realized Losses on all of the Mortgage Loans do not exceed

          o    commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class
               Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL balance"),

          o    commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          o    commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          o    commencing with the Distribution Date on the thirteenth
               anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

                                      S-55

          o    commencing with the Distribution Date on the fourteenth
               anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

          Notwithstanding the preceding paragraph, if (x) on or before the
Distribution Date in December 2008, the Subordinated Percentage is at least 200%
of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to
100% minus the Senior Percentage and (y) after the Distribution Date in December
2008, the Subordinated Percentage is at least 200% of the Subordinated
Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 30%
of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage
will equal the Senior Percentage.

          If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Prepayment
Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate
Balance(s) to zero.

          Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount (based on its respective Class
Certificate Balance), in each case to the extent of the amount available from
Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class
Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related
Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the
"APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit
Support Percentage for the class on the date of issuance of the certificates
(the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of Net
Prepayments from the Mortgage Loans will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of Net Prepayments otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class
Certificate Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate
Balance of the class of subordinated certificates immediately before the
Distribution Date and the denominator of which is the aggregate of the Class
Certificate Balances of all classes of certificates (other than the IO
Components of the Class X Certificates) immediately before such Distribution
Date.

                                      S-56

          On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                     Original
                                    Beneficial   Initial Credit     Applicable
                                   Interest in     Enhancement    Credit Support
                                    Trust Fund        Level         Percentage
                                   -----------   --------------   --------------
Senior Certificates.............      88.50%         11.50%             N/A
Class M.........................       4.75%          6.75%           11.50%
Class B-1.......................       2.00%          4.75%            6.75%
Class B-2.......................       1.25%          3.50%            4.75%
Class B-3.......................       1.50%          2.00%            3.50%
Class B-4.......................       1.10%          0.90%            2.00%
Class B-5.......................       0.90%          0.00%            0.90%

          For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution
Date will equal the sum of

          o    the Subordinated Percentage of all amounts described in clauses
               1. through 4. of the definition of Principal Amount for that
               Distribution Date,

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal
               Distribution Amount up to the Subordinated Percentage of the
               Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

          o    the Subordinated Prepayment Percentage of the amounts described in clause 6. of the definition of Principal Amount for that
               Distribution Date.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

REPORTS TO CERTIFICATEHOLDERS

          The trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to
Certificateholders" available to certificateholders on the trustee's website
(assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

ALLOCATION OF LOSSES

          On each Distribution Date, the amount of any Realized Loss will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate

                                      S-57

Balance of the respective class of certificates has been reduced to zero, and then sequentially, to the Class A-3, Class A-2 and Class A-1 Certificates, in
that order, until their respective Class Certificate Balances are reduced to zero.

          For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

          Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of the receipt of such recoveries.

          STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the assumed characteristics of the Mortgage Loans contained below and the additional assumptions following thereafter, which combined are the structuring assumptions:

                                      S-58

o    the pool of Mortgage Loans consists of 7 Mortgage Loans with the following characteristics:

                          REMAINING
                 CURRENT   TERM TO    EXPENSE    GROSS    MAXIMUM   MINIMUM   MONTHS TO    RESET                       MONTHS TO
  PRINCIPAL     MORTGAGE   MATURITY  FEE RATE   MARGIN   MORTGAGE  MORTGAGE   NEXT RATE  FREQUENCY                   NEXT PAYMENT
 BALANCE ($)    RATE (%)   (MONTHS)     (%)       (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)   MORTGAGE INDEX   ADJUSTMENT
--------------  --------  ---------  --------  --------  --------  --------  ----------  ---------  ---------------  ------------

    218,003.79  7.000000     357     0.384000  2.825000  9.950000  2.825000       1          1      One-Month LIBOR       10
259,194,089.77  6.972749     358     0.411660  2.852478  9.961580  2.852478       1          1      One-Month LIBOR       11
 60,070,227.00  1.649405     360     0.392551  2.948509  9.955127  2.948509       1          1      One Month-LIBOR       13
 *8,060,850.00  1.564711     360     0.406330  3.016798  9.950000  3.016798       1          1      One-Month LIBOR       13
    587,128.89  6.541456     352     0.384000  2.412310  9.950000  2.412310       1          1      One-Month LIBOR        5
 14,525,596.56  4.301211     358     0.405602  3.083945  9.950000  3.083945       1          1      One-Month LIBOR       11
  3,036,114.00  2.555530     360     0.384000  3.103094  9.950000  3.103094       3          1      One-Month LIBOR       13

*Mortgage Loan is prefunded for 1 month at a rate of 1.158381% per annum.

                                      S-59

          o    the Mortgage Loans prepay at the specified constant percentages of CPR,

          o    no defaults or delinquencies in the payment by borrowers of principal of and interest on the Mortgage Loans are experienced,

          o    scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month
               following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

          o    the scheduled monthly payment for each Mortgage Loan is
               calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, as indicated in the table above,

          o    the scheduled monthly payment will adjust on the next payment adjustment date and annually thereafter (as necessary) to equal the fully amortizing payment described above, subject to a 7.5%
               Payment Cap (with the exception of each fifth payment adjustment date and the final payment adjustment date) and a 115% negative amortization cap,

          o    prepayments are allocated as described in this prospectus
               supplement without giving effect to loss and delinquency tests,

          o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each Prepayment Period, commencing in the calendar month of the closing date,

          o    the initial Class Certificate Balance or initial Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under "Description of the Certificates" in this prospectus supplement,

          o    interest accrues on each class of certificates at the applicable interest rate as described in this prospectus supplement and the
               Master Servicing Fee accrues on each Mortgage Loan as described in this prospectus supplement,

          o    distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

          o    the closing date of the sale of the certificates is December 29,
               2005,

          o    no seller is required to repurchase or substitute for any
               Mortgage Loan,

          o    the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage
               Loans--Certain Modifications and Refinancings," "-- Optional
               Purchase of Defaulted Loans" and "-- Optional Termination" in
               this prospectus supplement,

          o    no class of certificates becomes a Restricted Class,

          o    the level of one-month LIBOR remains constant at 4.370%,

                                      S-60

          o    the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the
               Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as
               applicable), and

          o    for purposes of the negative amortization cap, the original principal balance of each assumed Mortgage Loan is equal to its current principal balance.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the
Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

          While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

          The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan that is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

          The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of the certificates on or after the Distribution Date on which the aggregate principal balance of the Mortgage
Loans and real estate owned by the trust fund related to Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date. If the master servicer exercises the option, the purchase price distributed with respect to each related certificate will be 100% of its then outstanding Class Certificate Balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related
Mortgage Loan.

THE TRUSTEE

          The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor, the sellers and the master servicer may maintain other banking relationships in the ordinary course of business with The
Bank of New York. Offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York
10286, Attention: Corporate Trust Administration or at any other address the trustee designates from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

          The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax
Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of
Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual
Certificates" and "-- Foreign Investors." The Class A-R Certificates (in
addition to other ERISA-restricted classes of certificates, as described in

                                      S-61

the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA
Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The effective yield to the holders of each class of interest bearing certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the related pass-through rate and the related purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

          Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates pro rata. If, as a result of the shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of the certificates exceeds the aggregate principal balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates. All losses on the Mortgage Loans will first be borne by the subordinated certificates, in the reverse order of their numerical class designations. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

          For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the
Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage
Loans due to defaults, casualties, condemnations and repurchases by the sellers or master servicer. All of the Mortgage Loans have a prepayment charge if the related borrower prepays such Mortgage Loan during a period of up to five years after the Mortgage Loan was originated. Because certain of the Mortgage Loans may contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.
The Mortgage Loans are subject to the "due-on-sale" provisions included therein.
See "The Mortgage Pool" in this prospectus supplement.

          The negative amortization feature of the Mortgage Loans may affect the yields on the certificates. As a result of the negative amortization of the
Mortgage Loans, the outstanding principal balance of a Mortgage Loan will increase by the amount of interest that is deferred as described in this prospectus supplement under "The Mortgage Pool -- General." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such

                                      S-62

Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the
Mortgage Loans is greater than that associated with fully amortizing Mortgage
Loans.

          In addition, because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduced principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred
Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans.
This includes any optional purchase by the master servicer of defaulted Mortgage
Loans and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage
Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the
Class X Certificates or any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the related
Mortgage Loans could result in the failure of the investors to recover their initial investments.

          The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The
Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if
prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the
Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home
Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

          The Mortgage Loans are adjustable rate mortgage loans. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may

                                      S-63

encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

          The Mortgage Rate applicable to all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced as of the date generally 45 days prior to such Adjustment Date based on the One-Month LIBOR Index. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. See "The Mortgage Pool" in this prospectus supplement.

          The rate of prepayment may affect the pass-through rates on the LIBOR
Certificates and will affect the pass-through rates on the other classes of offered certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage
Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate may reduce or limit the pass-through rate on the certificates. Mortgage Loans with higher Adjusted Net Mortgage Rates may prepay at faster rates than Mortgage
Loans with relatively lower Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the certificates.

          The rate and timing of principal prepayments relative to creation of
Deferred Interest on the Mortgage Loans will also affect the yields to maturity on the certificates. The amount of the Deferred Interest on the Mortgage Loans is offset by using a portion of the related Principal Prepayment Amount to make distributions of current interest on the certificates. On any Distribution Date, to the extent that the aggregate Deferred Interest on the Mortgage Loans for the related Due Period exceeds the Principal Prepayment Amount as of the end of the related Prepayment Period, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of accrued interest on the certificates. Although interest will thereafter accrue on the Net Deferred Interest so allocated (except in the case of the Class X
Certificates), the increase in the related Class Certificate Balance may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the period of time during which Realized Losses may be allocated to those classes of certificates. We cannot assure you as to the rate, timing or amount of the allocation of Net Deferred Interest to any class of certificates or as to the resulting effect on the yield to maturity or the weighted average life of any class of certificates.

          As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage of the Net
Prepayments for the Mortgage Loans will be initially distributed to the classes of senior certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the related definition of Senior Prepayment
Percentage.

          The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.
In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          The table in the "Yield, Prepayment and Maturity Considerations"
section of this prospectus supplement indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the applicable class and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the Class X Certificates when the reinvestment rates are considered.

                                      S-64

SENSITIVITY OF THE CLASS X CERTIFICATES

          The yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans.
On the basis of the assumptions described in the paragraph below, the yield to maturity on the Class X Certificates would be approximately 0% if prepayments of the Mortgage Loans were to occur at a constant rate of approximately 30% CPR. If the actual prepayment rate of the related Mortgage Loans was to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investment.

          The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of the initial
Notional Amount of the Class X Certificates) is as follows:

   CLASS     PRICE*
----------   ------
Class X...   5.250%

----------
*    The price does not include accrued interest. Accrued interest, if any, has been added to such prices in calculating the yields in the following table.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                      PERCENTAGE OF CPR
             ----------------------------------
   CLASS      5%     10%    20%    35%     45%
----------   ----   ----   ----   ----    -----
Class X...   35.6%  29.0%  15.4%  (7.1)%  (23.9)%

          It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Mortgage
Loans will all prepay at the same rate until maturity or that all of the
Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from that shown in the table above, even if all of the related Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class X Certificates or as to the yield on the Class X Certificates.
Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

          The preceding table has been prepared on the structuring assumptions and other assumptions set forth above which include the assumption that the scheduled monthly payments on each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity. However, there is no guarantee that each such
Mortgage Loan will fully amortize over its remaining term to maturity. If negative amortization occurs on the related Mortgage Loans, which is not shown in the table above, the pre-tax yield on the Class X Certificates will differ from that shown in the table above.

          INVESTORS IN THE CLASS X CERTIFICATES SHOULD NOTE THAT INCREASES IN
ONE-MONTH LIBOR, WHICH ARE NOT SHOWN IN THE TABLE ABOVE, MAY HAVE A MATERIAL
NEGATIVE EFFECT ON THE YIELD ON THE CLASS X CERTIFICATES AND MAY REDUCE THE
YIELD TO ZERO EVEN IF THE PREPAYMENTS ON THE APPLICABLE MORTGAGE LOANS ARE
CONSISTENT WITH THE PREPAYMENT RATES SHOWN THEREIN. IN ADDITION, INVESTORS IN
THE CLASS X CERTIFICATES SHOULD NOTE THAT THE YIELD ON THOSE CERTIFICATES WILL
BE MATERIALLY ADVERSELY AFFECTED TO THE EXTENT THAT CARRYOVER SHORTFALL AMOUNTS
EXIST.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class
Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause (a).

                                      S-65

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment
Considerations and Risks" in this prospectus supplement and "Yield and
Prepayment Considerations" in the prospectus.

          In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates --
Principal" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial Notional Amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of offered certificates (other than the
Class X and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                                      S-66

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                        CLASS A-1, CLASS A-2 AND CLASS A-3   CLASS M, CLASS B-1 AND CLASS B-2
                                                 PERCENTAGE OF CPR                    PERCENTAGE OF CPR
                                        ----------------------------------   --------------------------------
DISTRIBUTION DATE                           5%    10%   20%   35%   40%         5%     10%   20%   35%   40%
-------------------------------------      ----   ---   ---   ---   ---        ----   ----   ---   ---   ---

Initial Percentage...................       100   100   100   100   100         100    100   100   100   100
December 2006........................        98    92    80    63    51         100    100   100   100   100
December 2007........................        95    84    64    38    26         100    100   100    95    81
December 2008........................        93    77    50    24    13         100    100   100    78    61
December 2009........................        90    70    40    16     7         100    100    92    52    34
December 2010........................        87    63    33    11     4         100    100    75    34    19
December 2011........................        81    55    26     7     2          98     98    59    22    10
December 2012........................        75    47    20     4     1          97     97    47    14     6
December 2013........................        69    41    16     3     1          95     94    37     9     3
December 2014........................        64    36    12     2     0          93     83    29     6     2
December 2015........................        59    32    10     1     0          91     73    22     4     1
December 2016........................        54    28     8     1     0          88     64    18     2     0
December 2017........................        50    24     6     0     0          84     56    14     1     0
December 2018........................        46    21     5     0     0          79     49    11     1     0
December 2019........................        42    19     4     0     0          73     43     8     1     0
December 2020........................        38    16     3     0     0          67     37     6     0     0
December 2021........................        35    14     2     0     0          61     32     5     0     0
December 2022........................        32    12     2     0     0          56     28     4     0     0
December 2023........................        29    10     1     0     0          50     24     3     0     0
December 2024........................        26     9     1     0     0          45     20     2     0     0
December 2025........................        23     7     1     0     0          40     17     2     0     0
December 2026........................        20     6     1     0     0          35     14     1     0     0
December 2027........................        18     5     0     0     0          31     12     1     0     0
December 2028........................        15     4     0     0     0          26     10     1     0     0
December 2029........................        13     3     0     0     0          22      8     0     0     0
December 2030........................        10     3     0     0     0          18      6     0     0     0
December 2031........................         8     2     0     0     0          14      4     0     0     0
December 2032........................         6     1     0     0     0          10      3     0     0     0
December 2033........................         4     1     0     0     0           7      2     0     0     0
December 2034........................         2     0     0     0     0           3      1     0     0     0
December 2035........................         0     0     0     0     0           0      0     0     0     0
Weighted Average Life (in years) **..      13.3   8.3   4.3   2.2   1.5        18.4   14.3   7.9   4.7   3.7

*    Rounded to the nearest whole percentage.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

                                      S-67

LAST SCHEDULED DISTRIBUTION DATE

          The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in February 2036. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount
of each class of offered certificates will depend on the rate of payment
(including prepayments) of the Mortgage Loans, the Class Certificate Balance or
Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the
Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage
Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment
Considerations and Risks" and "-- Weighted Average Lives of the Offered
Certificates" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

          The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the
Mortgage Loans as described in this prospectus supplement under "The Mortgage
Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions.
The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class
Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Net Deferred
Interest and Realized Losses on the Mortgage Loans on a Distribution Date,
exceeds the pool principal balance of the Mortgage Loans as of the last day of the related Due Period. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates,
Net Interest Shortfalls, Net Deferred Interest and other cash shortfalls in
Available Funds. See "Description of the Certificates -- Allocation of Losses"
in this prospectus supplement.

          If on any Distribution Date, the Applicable Credit Support Percentage
for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all Net Prepayments on
the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

          For purposes of allocating losses and prepayments to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

                                      S-68

                               CREDIT ENHANCEMENT

SUBORDINATION

          Any Realized Losses on the Mortgage Loans that are allocated to the senior certificates will be allocated in accordance with the priority described under "Description of the Certificates - Allocation of Losses" in this prospectus supplement.

          The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class M Certificates)
to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against
Realized Losses. Realized Losses on the Mortgage Loans will be allocated to the class of subordinated certificates then outstanding with the highest numerical class designation.

          All Realized Losses incurred on the Mortgage Loans will be allocated first to the subordinated certificates in reverse numerical order, until their
Class Certificate Balances have been reduced to zero.

                                 USE OF PROCEEDS

          We expect the proceeds to the depositor from the sale of the offered certificates (other than the Class X Certificates) to be approximately
$332,410,636.88, plus accrued interest in the case of the Class X Certificates, before deducting expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, the trust fund (exclusive of any amounts on deposit in the Carryover Shortfall Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "UNDERLYING REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC
REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lower underlying REMICs (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR CERTIFICATES"). The Class A-R
Certificates (also, the "RESIDUAL CERTIFICATES") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying
REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

          The LIBOR Certificates will be treated as representing both interests in Regular Interests in the Master REMIC and entitlement to receive payments of
Carryover Shortfall Amounts after the first Distribution Date. Any Carryover
Shortfall Amount received on the first Distribution Date will be treated as distributed in respect of the regular interest represented by such LIBOR
Certificate. The Class X Certificates will be treated as representing interests in Regular Interests in the Master REMIC and the Carryover Shortfall Reserve
Fund, burdened by the entitlement of the holders of the LIBOR Certificates to payments of Carryover Shortfall Amounts after the first Distribution Date.
Holders of the LIBOR Certificates must allocate the purchase price for their
LIBOR Certificates between the REMIC Regular Interest component and the
Carryover Shortfall Amounts component. Holders of Class X Certificates must allocate the purchase price for their Class X Certificates (and any amount deemed to be

                                      S-69

received for undertaking to make payments of Carryover Shortfall Amounts) to the
REMIC Regular Interest component.

          Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP
("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each
REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as
amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the LIBOR Certificates with respect to
Carryover Shortfall Amounts received after the first Distribution Date will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section
1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE LIBOR CERTIFICATES AND
THE CLASS X CERTIFICATES.

          The REMIC Regular Interest components of the LIBOR and Class X
Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the LIBOR and Class X Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          The REMIC Regular Interest components of the Class X Certificates will, and the REMIC Regular Interest components of the LIBOR Certificates may, be treated for federal income tax purposes as having been issued with original issue discount ("OID"). Although the tax treatment is not entirely certain, the
REMIC Regular Interest component of a Class X Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of
(1) the sum of all payments on such Certificate determined under the prepayment assumption over (2) the price at which such Certificate is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage
Loans at a rate equal to 20% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate.
Despite the possibility of interest being deferred on the offered certificates, the trustee intends to treat the interest accruing on the offered certificates
(other than the interest accruing on the REMIC Regular Interest component of the
Class X Certificates) as "qualified stated interest." If the interest accruing on the offered certificates (other than the interest accruing on the REMIC
Regular Interest component of the Class X Certificates) is not "qualified stated
interest," then the offered certificates (even if they are not issued at a discount) will be treated as having been issued with OID. Prospective purchasers of the offered certificates are encouraged to consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See "Material Federal Income Tax Consequences" in
the prospectus.

          Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period)
result in the accrual of negative amounts of OID on the certificates issued with
OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis in an IO Component of a Class X Certificate, as such IO
Component is described under "Description of the Certificates -- Component
Classes," exceeds the maximum amount of future payments to which such IO
Component would be entitled if there were no further prepayments of the Mortgage
Loans.

          If the holders of any of the LIBOR Certificates are treated as acquiring their REMIC Regular Interest components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax
Consequences -- REMIC Certificates -- a. Regular Certificates" in the
prospectus.

Disposition of Regular Certificates

          Assuming that the Regular Certificates are held as "capital assets"
within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of the LIBOR Certificates and the Class
X Certificates should result in capital gain or loss. Such gain, however, will be treated as ordinary income to the extent it does not exceed the excess (if any) of:

                                      S-70

          (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the
Certificate

over

          (2) the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

          As described more fully under "Material Federal Income Tax
Consequences" in the prospectus, the REMIC Regular Interest components of the
LIBOR Certificates and the Class X Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under
Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the REMIC Regular
Interest components of the LIBOR Certificates and the Class X Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The REMIC Regular Interest components of the LIBOR Certificates and the
Class X Certificates (but not the Carryover Shortfall Amounts component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

CARRYOVER SHORTFALL AMOUNTS

          The following discussions assume that the rights and obligations of the holders of the LIBOR and Class X Certificates with respect to Carryover
Shortfall Amounts received after the first Distribution Date will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons.
Prospective investors in the LIBOR and Class X Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the LIBOR Certificates With Respect to Carryover Shortfall Amounts

          For tax information reporting purposes, the trustee (1) will treat the rights of the LIBOR Certificates to Carryover Shortfall Amounts received after the first Distribution Date as rights to receive payments under a notional principal contract (specifically, an interest rate corridor contract) and (2)
anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the LIBOR Certificates.
The IRS could, however, successfully argue that the Carryover Shortfall Amounts component of the LIBOR Certificates has a greater value. Similarly, the trustee could determine that the Carryover Shortfall Amounts component of the LIBOR
Certificates has a greater value. In either case, the REMIC Regular Interest component of the LIBOR Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium
(which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- REMIC
Certificates--a. Regular Certificates" in the Prospectus. In addition, the
Carryover Shortfall Amounts component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Carryover Shortfall
Amounts component.

          The portion of the overall purchase price of a LIBOR Certificate attributable to the Carryover Shortfall Amounts component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under the level yield constant interest method discussed below, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Carryover
Shortfall Amounts component of such a Certificate.

                                      S-71

          Any payments received by a holder of a LIBOR Certificate of Carryover
Shortfall Amounts after the first Distribution Date will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Carryover Shortfall Amounts component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

The Obligations of the Class X Certificates With Respect to Carryover Shortfall
Amounts

          For tax information reporting purposes, the trustee (1) will treat the obligations of the Class X Certificates with respect to Carryover Shortfall
Amounts paid after the first Distribution Date as obligations to make periodic payments under an interest rate corridor contract, (2) anticipates assuming that any consideration deemed to be received by the Class X Certificates for undertaking these obligations ("DEEMED CONSIDERATION") is insubstantial and (3)
will treat the Deemed Consideration as being paid toward the purchase price of the REMIC Regular Interest component of the Class X Certificates. The IRS could, however, successfully argue that such Deemed Consideration has a greater value.
Similarly, the trustee could determine that such Deemed Consideration has a greater value. In either case, this change could affect the timing and amount of the Class X Certificates income and deductions with respect to the REMIC Regular
Interest component and Carryover Shortfall Amounts obligations.

          The Deemed Consideration should be amortized by the holders of Class X
Certificates and taken into income over the life of the Carryover Shortfall
Amounts obligation, taking into account the declining balance of the REMIC
Regular Interest component of the LIBOR Certificates. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price received for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.
Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize any such consideration deemed paid to a holder of a
Class X Certificate.

          For any taxable year, to the extent the amortization of the Deemed
Consideration exceeds the sum of the periodic payments made to the holders of
LIBOR Certificates, such excess will be ordinary income. Conversely, to the extent those periodic payments exceed the amortization of the Deemed
Consideration, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Rights and Obligations With Respect To Carryover Shortfall
Amounts

          Upon the sale, exchange, or other disposition of a LIBOR or Class X
Certificate, the holder of a LIBOR Certificate must allocate the amount realized between the Regular Interest component and the Carryover Shortfall Amounts component, and the holder of a Class X Certificate must allocate the amount realized (which includes relief from the Carryover Shortfall Amounts obligation)
between the REMIC Regular Interest component and its position with respect to
Carryover Shortfall, based on the relative fair market values of those items at the time of sale. Assuming a LIBOR or Class X Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Carryover Shortfall Amounts component or Carryover Shortfall position should be capital gain or loss.

Tax Treatment For Certain Purposes

          The Carryover Shortfall Amounts component of the LIBOR Certificates, and the position of a holder of a Class X Certificate with respect to Carryover
Shortfall Amounts, will not qualify as assets described in Section
7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B)
of the Code and the income from Carryover Shortfall Amounts component will not represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the

                                      S-72

Carryover Shortfall Amounts rights and obligations of the LIBOR and Class X
Certificates, holders of the LIBOR and Class X Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

The Carryover Shortfall Reserve Fund

          The holders of Class X Certificates will be taxable on the earnings of the Carryover Shortfall Reserve Fund whether those earnings are distributed directly to the holders of Class X Certificates or paid to the holders of LIBOR
Certificates and taxable to the holders of LIBOR Certificates as part of
Carryover Shortfall Amounts.

RESIDUAL CERTIFICATES

          The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as
"excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S.
federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Purchasers of a Residual Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal
Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in
the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual
Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and
"Material Federal Income Tax Consequences -- Tax Related Restrictions on
Transfers of Residual Certificates -- Treatment of Inducement Fees" and "--
Foreign Investors" in the prospectus.

          Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a.
Regular Certificates -- Treatment of Realized Losses" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act
of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT") the
backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

          ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING
THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR
DISPOSING OF THE CERTIFICATES.

                                      S-73

                              ERISA CONSIDERATIONS

          Any fiduciary of an employee benefit or other plan or arrangement
(such as an individual retirement account or Keogh plan) that is subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See
"ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits
"parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that
Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any of those plans that is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

          The U. S. Department of Labor has granted to the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act of 1933, as amended, are met.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class X and the
Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P,
Fitch, Inc. or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the
Exemption to dispose of it).

          BECAUSE THE CLASS X CERTIFICATES ARE NOT BEING PURCHASED BY ANY
UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO THE EXEMPTION HAS BEEN GRANTED,
THOSE CLASSES OF CERTIFICATES DO NOT CURRENTLY MEET THE REQUIREMENTS OF THE
EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY
UNDERWRITER. CONSEQUENTLY, THE CLASS X CERTIFICATES MAY BE TRANSFERRED ONLY IF
THE CONDITIONS IN THE FIRST OR THIRD BULLET POINTS IN THE NEXT PARAGRAPH ARE
MET.

                                      S-74

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET
THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A
PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR
CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY,
TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT,
BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE
EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

          o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE,
               ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE
               TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON
               BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

          o    A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY
               WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN
               "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E)
               OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"))
               AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE
               REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF
               PTCE 95-60; OR

          o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE
               PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON
               ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT
               RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR
               SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE
               MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN
               IN THE POOLING AND SERVICING AGREEMENT.

          THE FIRST REPRESENTATION WILL BE DEEMED TO HAVE BEEN MADE BY THE
TRANSFEREE'S ACCEPTANCE OF A CLASS X CERTIFICATE. IF THE REPRESENTATION IS NOT
TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN
OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL,
THEN THE ATTEMPTED TRANSFER OR ACQUISITION WILL BE VOID.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each
Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or the underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the sellers, the depositor and the master servicer ("CSC" or the
"UNDERWRITER"), the depositor has agreed to sell the offered certificates (other than the Class X Certificates) to the underwriter, and CSC has agreed to purchase from the depositor the offered certificates (other than the Class X
Certificates) (the "UNDERWRITTEN CERTIFICATES").

          Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.
The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                      S-75

          The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

          The Class X Certificates will not be purchased by the underwriter but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the depositor. The Class X
Certificates may be offered by Countrywide Home Loans (or an affiliate) or by the depositor from time to time directly or through underwriters or agents
(either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class X Certificates may be deemed to be "underwriters"
within the meaning or the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

          The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin
Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

          It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S"). It is a
condition to the issuance of the Class M, Class B-1 and Class B-2 Certificates
that they be rated at least AA, A, BBB, respectively, by S&P and Aa2, A2 and
Baa2, respectively, by Moody's.

          The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class X Certificates do not address whether the related investors will recoup their initial investment. The rating assigned by Moody's to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by Moody's to the
LIBOR Certificates do not address the payment of any Carryover Shortfall
Amounts.

          The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class X Certificates do not address whether the related investors will recoup their initial investment. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by S&P to the LIBOR
Certificates do not address the payment of any Carryover Shortfall Amounts.

          The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

                                      S-76

          The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                      S-77

                             INDEX TO DEFINED TERMS

2001 Act...........................................................         S-73
2003 Act...........................................................         S-73
Adjusted Cap Rate..................................................   S-51, S-52
Adjusted Net Mortgage Rate.........................................         S-50
Adjustment Date....................................................         S-19
Alternative Documentation Program..................................         S-36
Applicable Credit Support Percentage...............................         S-56
Available Funds....................................................         S-48
BBA................................................................         S-46
Carryover Shortfall Amount.........................................         S-50
Carryover Shortfall Reserve Fund...................................         S-53
CEDE...............................................................         S-46
Certificate Account................................................         S-47
Class Certificate Balance..........................................         S-44
Class Subordination Percentage.....................................         S-56
CLUES Plus Documentation Program...................................         S-36
Code...............................................................         S-70
Compensating Interest..............................................         S-43
Component Notional Amount..........................................         S-45
Component Principal Balance........................................         S-45
Countrywide Financial..............................................         S-39
Countrywide Home Loans.............................................   S-34, S-39
Countrywide Servicing..............................................         S-39
CPR................................................................         S-61
CSC................................................................         S-75
Cut-off Date Pool Principal Balance................................         S-18
Debt Service Reduction.............................................         S-52
Deemed Consideration...............................................         S-72
Deferred Interest..................................................   S-19, S-51
Determination Date.................................................         S-43
Distribution Account...............................................         S-47
Distribution Date..................................................         S-47
DTC................................................................          A-1
Due Date...........................................................         S-18
Due Period.........................................................         S-54
ERISA..............................................................         S-74
Exemption..........................................................         S-74
Expanded Underwriting Guidelines...................................         S-36
Expense Fee Rate...................................................         S-42
FICO Credit Scores.................................................         S-34
Full Documentation Program.........................................         S-36
Global Securities..................................................          A-1
Gross Margin.......................................................         S-19
Interest Distribution Amount.......................................         S-51
IO Component.......................................................         S-45
LIBOR..............................................................   S-19, S-46
LIBOR Certificates.................................................         S-46
LIBOR Determination Date...........................................         S-46
Liquidated Mortgage Loan...........................................         S-58
Loan-to-Value Ratio................................................         S-20
Master REMIC.......................................................         S-69
Master Servicing Fee...............................................         S-42
Master Servicing Fee Rate..........................................         S-42
Maximum Mortgage Rate..............................................         S-19
Maximum Net Mortgage Rate..........................................         S-50
Minimum Mortgage Rate..............................................         S-19
Moody's............................................................         S-76
Mortgage Index.....................................................         S-19
Mortgage Loans.....................................................         S-18
Mortgage Rate......................................................         S-19
negative amortization loans........................................         S-10
Negative Amortization Loans........................................         S-19
net deferred interest..............................................          S-5
Net Deferred Interest..............................................         S-51
Net Interest Shortfall.............................................         S-52
Net Prepayments....................................................         S-51
Net WAC Cap........................................................         S-50
No Income/No Asset Documentation Program...........................         S-36
Notional Amount....................................................         S-45
offered certificates...............................................         S-44
OID................................................................         S-70
One-Month LIBOR Index..............................................         S-19
Optional Termination Date..........................................         S-50
Original Applicable Credit Support Percentage......................         S-56
original subordinate principal balance.............................         S-55
Pass-Through Margins...............................................         S-49
pass-through rate..................................................         S-49
Payment Caps.......................................................         S-19
Plan...............................................................         S-74
PO Component.......................................................         S-45
pool principal balance.............................................         S-54
Preferred Processing Program.......................................         S-35
Prepayment Period..................................................         S-54
Principal Amount...................................................         S-53
Principal Prepayment Amount........................................         S-51
private certificates...............................................         S-44
PTCE 95-60.........................................................         S-75
Realized Loss......................................................         S-58
Record Date........................................................         S-47
Reduced Documentation Program......................................         S-36
Regular Certificates...............................................         S-69
Relief Act Reduction...............................................         S-52
Residual Certificates..............................................         S-69
Restricted Classes.................................................         S-56
S&P................................................................         S-76
scheduled payments.................................................         S-18
senior certificates................................................         S-44
Senior Credit Support Depletion Date...............................         S-58
Senior Percentage..................................................         S-55
Senior Prepayment Percentage.......................................         S-55
Senior Principal Distribution Amount...............................         S-54
Standard Underwriting Guidelines...................................         S-36
Stated Income/Stated Asset Documentation Program...................         S-36
Stated Principal Balance...........................................         S-54
Streamlined Documentation Program..................................         S-36
subordinated certificates..........................................         S-44
Subordinated Percentage............................................         S-55

                                      S-78

Subordinated Prepayment Percentage.................................         S-55
Subordinated Principal Distribution Amount.........................         S-57
Subsequent Recoveries..............................................         S-58
Substitution Adjustment Amount.....................................         S-33
Tax Counsel........................................................         S-70
Telerate Page 3750.................................................         S-46
Two Times Test.....................................................         S-56
U.S. Person........................................................          A-3
underlying REMIC...................................................         S-69
underlying REMIC Regular Interests.................................         S-69
underwriter........................................................         S-75
Underwritten Certificates..........................................         S-75
Weighted Average Adjusted Net Mortgage Rate........................         S-50
Weighted Average Maximum Net Mortgage Rate.........................         S-50

                                      S-79

                                                                         ANNEX A

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the offered certificates
(other than the Class A-R Certificates) will be offered globally (the "GLOBAL
SECURITIES") and will be available only in book-entry form. Investors in the
Global Securities may hold Such Global Securities through any of The Depository
Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be
Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       A-1

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year comprised of either twelve 30-day months or the actual number of days elapsed, as applicable. For transactions settling on the
31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or
Euroclear Participant's account. The Securities credit will appear the next day
(European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis a 360-day year comprised of either twelve 30-day months or the actual number of days elapsed, as applicable. For transactions settling on the
31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the
Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                       A-2

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1.   borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance
                    with the clearing System's Customary procedures;

               2.   borrowing the Global Securities in the U.S. from a DTC
                    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be
                    reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3.   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
                    Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear
                    Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons
that are Certificate Owners residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

          Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of
a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a
Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This

                                       A-3

Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       A-4

PROSPECTUS

                                   CWALT, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o    mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
     Mae, or Freddie Mac, or

o    private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

CWALT, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

OCTOBER 25, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Important Notice About Information in this Prospectus and Each Accompanying
   Prospectus Supplement.................................................      4
Risk Factors.............................................................      5
   Limited Source Of Payments -- No Recourse To Sellers, Depositor

   Bankruptcy Or Insolvency May Affect The Timing And Amount Of

   Indices Applicable to Floating Rate and Inverse Floating Rate

                                        2

                                        3

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302
and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -
Incorporation of Certain Documents by Reference" beginning on page 22.

                                        4

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that certificates will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a certificateholder, your yield
                                 will be impaired, and perhaps even the return
                                 of your principal may be impaired, without your
                                 having recourse to anyone else. Furthermore, at
                                 the times specified in the applicable
                                 prospectus supplement, certain assets of the
                                 trust fund may be released and paid out to
                                 other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not receive
                                 a required distribution on the certificates.
                                 Nor will you have recourse against the assets
                                 of the trust fund of any other series of
                                 certificates.

                                 The certificates will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust
                                 fund. The only obligation of the depositor to a
                                 trust fund comes from certain representations
                                 and warranties made by it about assets
                                 transferred to the trust fund. If these
                                 representations and warranties turn out to be
                                 untrue, the depositor may be required to
                                 repurchase some of the transferred assets.

                                 CWALT, Inc., which is the depositor, does not
                                 have significant assets and is unlikely to have
                                 significant assets in the future. So if the
                                 depositor were required to repurchase a loan
                                 because of a breach of a representation, its
                                 only sources of funds for the repurchase would
                                 be:

                                      o    funds obtained from enforcing a
                                           corresponding obligation of a seller
                                           or originator of the loan, or

                                      o    funds from a reserve fund or similar
                                           credit enhancement established to pay
                                           for loan repurchases.

                                 The only obligations of the master servicer to
                                 a trust fund consist of its obligations to
                                 service the related mortgage loans in
                                 accordance with the terms of the related
                                 pooling and servicing agreement.

                                 The only obligations to a trust fund of a
                                 seller of loans to the depositor comes from
                                 certain representations and warranties made by
                                 it in connection with its sale of the loans and
                                 certain document delivery requirements. If
                                 these representations and warranties turn out
                                 to be untrue, or the seller fails to deliver
                                 required documents, it may be required to
                                 repurchase some of the loans. However, the
                                 seller may not have the financial ability to
                                 make the required repurchase.

                                        5

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. But credit enhancements
LOSSES                           may benefit only some classes of a series of
                                 certificates and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement. Furthermore,
                                 the amount of a credit enhancement may decline
                                 over time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the certificates
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, a credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, the trustee may be
                                 permitted to reduce, substitute for, or even
                                 eliminate all or a portion of a credit
                                 enhancement so long as the rating agencies that
                                 have rated the certificates at the request of
                                 the depositor indicate that that would not
                                 cause them to change adversely their rating of
                                 the certificates. Consequently,
                                 certificateholders may suffer losses even
                                 though a credit enhancement exists and its
                                 provider does not default.

LOSSES ON BALLOON PAYMENT        Some of the underlying loans may not be fully
MORTGAGES ARE BORNE BY YOU       amortizing over their terms to maturity and,
                                 thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Loans with balloon payments
                                 involve a greater degree of risk than fully
                                 amortizing loans because typically the borrower
                                 must be able to refinance the loan or sell the
                                 property to make the balloon payment at
                                 maturity. The ability of a borrower to do this
                                 will depend on such factors as mortgage rates
                                 at the time of sale or refinancing, the
                                 borrower's equity in the property, the relative
                                 strength of the local housing market, the
                                 financial condition of the borrower, and tax
                                 laws. Losses on these loans that are not
                                 otherwise covered by a credit enhancement will
                                 be borne by the holders of one or more classes
                                 of certificates.

     Your Risk Of Loss May Be    The trust fund may include loans that were
     Higher Than You Expect If   originated with loan-to-value ratios in excess
     your Certificates Are       of the value of the related mortgaged property.
     Backed By Partially         Under these circumstances, the trust fund could
     Unsecured Loans             be treated as a general unsecured creditor as
                                 to the unsecured portion of any related loan.
                                 In the event of a default under a loan that is
                                 unsecured in part, the trust fund will have
                                 recourse only against the borrower's assets
                                 generally for the unsecured portion of the
                                 loan, along with all other general unsecured
                                 creditors of the borrower.

NATURE OF MORTGAGES              The value of the properties underlying the
     Declines in Property        loans held in the trust fund may decline over
     Values May Adversely        time. Among the factors that could adversely
     Affect You                  affect the value of the properties are:

                                      o    an overall decline in the residential
                                           real estate market in the areas in
                                           which they are located,

                                      o    a decline in their general condition
                                           from the failure of borrowers to
                                           maintain their property adequately,
                                           and

                                      o    natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                 If property values decline, the actual rates of
                                 delinquencies, foreclosures, and losses on all
                                 underlying loans could be higher than those
                                 currently experienced in the mortgage lending
                                 industry in general. These losses, to the
                                 extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of one
                                 or more classes of certificates.

                                        6

     Delays in Liquidation May   Even if the properties underlying the loans
     Adversely Affect You        held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are
                                 made, sometimes requiring several years to
                                 complete. Furthermore, in some states if the
                                 proceeds of the foreclosure are insufficient to
                                 repay the loan, the borrower is not liable for
                                 the deficit. Thus, if a borrower defaults,
                                 these restrictions may impede the trust's
                                 ability to dispose of the property and obtain
                                 sufficient proceeds to repay the loan in full.
                                 In addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover on
                                 the defaulted loan, including legal fees and
                                 costs, real estate taxes, and property
                                 maintenance and preservation expenses.

     Disproportionate Effect     Liquidation expenses of defaulted loans
     of Liquidation Expenses     generally do not vary directly with the
     May Adversely Affect You    outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

     Consumer Protection Laws    Federal, state and local laws extensively
     May Adversely Affect You    regulate various aspects of brokering,
                                 originating, servicing and collecting mortgage
                                 loans. Among other things, these laws may
                                 regulate interest rates and other charges,
                                 require disclosures, impose financial privacy
                                 requirements, mandate specific business
                                 practices, and prohibit unfair and deceptive
                                 trade practices. In addition, licensing
                                 requirements may be imposed on persons that
                                 broker, originate, service or collect mortgage
                                 loans.

                                 Additional requirements may be imposed under
                                 federal, state or local laws on so-called "high
                                 cost" mortgage loans, which typically are
                                 defined as loans that have interest rates or
                                 origination costs in excess of prescribed
                                 levels. These laws may limit certain loan
                                 terms, such as prepayment penalties, or the
                                 ability of a creditor to refinance a loan
                                 unless it is in the borrower's interest. In
                                 addition, certain of these laws may allow
                                 claims against loan brokers or mortgage
                                 originators, including claims based on fraud or
                                 misrepresentations, to be asserted against
                                 persons acquiring the mortgage loans, such as
                                 the trust.

                                 The federal laws that may apply to loans held
                                 in the trust include the following:

                                      o    the Truth in Lending Act and its
                                           regulations, which (among other
                                           things) require disclosures to
                                           borrowers regarding the terms of
                                           mortgage loans and provide property
                                           owners in non-purchase money
                                           transactions with a right of
                                           rescission that generally extends for
                                           three days after proper disclosures
                                           are given (but in no event more than
                                           three years);

                                      o    the Home Ownership and Equity
                                           Protection Act and its regulations,
                                           which (among other things) impose
                                           additional disclosure requirements
                                           and limitations on loan terms with
                                           respect to nonpurchase money mortgage
                                           loans with interest rates or
                                           origination costs in excess of
                                           prescribed levels;

                                        7

                                      o    the Real Estate Settlement Procedures
                                           Act and its regulations, which (among
                                           other things) prohibit the payment of
                                           referral fees for real estate
                                           settlement services and regulate
                                           escrow accounts for taxes and
                                           insurance and billing inquiries made
                                           by borrowers;

                                      o    the Equal Credit Opportunity Act and
                                           its regulations, which (among other
                                           things) generally prohibit
                                           discrimination in any aspect of a
                                           credit transaction on certain
                                           enumerated basis, such as age, race,
                                           color, sex, religion, marital status,
                                           national origin or receipt of public
                                           assistance; and

                                      o    the Fair Credit Reporting Act, which
                                           (among other things) regulates the
                                           use of consumer reports obtained from
                                           consumer reporting agencies and the
                                           reporting of payment histories to
                                           consumer reporting agencies.

                                 The penalties for violating these federal,
                                 state, or local laws vary depending on the
                                 applicable law and the particular facts of the
                                 situation. However, private plaintiffs
                                 typically may assert claims for actual damages
                                 and, in some cases, also may recover civil
                                 money penalties or exercise a right to rescind
                                 the mortgage loan. Violations of certain laws
                                 may limit the ability to collect all or part of
                                 the principal or interest on a mortgage loan
                                 and, in some cases, borrowers even may be
                                 entitled to a refund of amounts previously
                                 paid. Federal, state and local administrative
                                 or law enforcement agencies also may be
                                 entitled to bring legal actions, including
                                 actions for civil money penalties or
                                 restitution, for violations of certain of these
                                 laws.

                                 Depending on the particular alleged misconduct,
                                 it is possible that claims may be asserted
                                 against various participants in the secondary
                                 mortgage market, including assignees that hold
                                 the mortgage loan, such as the trust. Losses on
                                 loans from the application of these federal,
                                 state and local laws that are not otherwise
                                 covered by one or more forms of credit
                                 enhancement will be borne by the holders of one
                                 or more classes of certificates.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on "owners" or "operators" of residential
                                 properties such as those that secure the loans
                                 held in the trust fund. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust if it were to be considered an
                                 "owner" or "operator" of the related property.
                                 A property "owner" or "operator" can also be
                                 held liable for the cost of investigating and
                                 remediating contamination, regardless of fault,
                                 and for personal injury or property damage
                                 arising from exposure to contaminants.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Also, a mortgage lender may
                                 be held liable as an "owner" or "operator" for
                                 costs associated with the release of hazardous
                                 substances from a site, or petroleum from an
                                 underground storage tank, under certain
                                 circumstances. If the trust were to be
                                 considered the "owner" or "operator" of a
                                 property, it will suffer losses as a result of
                                 any liability imposed for environmental hazards
                                 on the property.

                                       8

RATINGS OF THE CERTIFICATES DO   Any class of certificates issued under this
NOT ASSURE THEIR PAYMENT         prospectus and the accompanying prospectus
                                 supplement will be rated in one of the four
                                 highest rating categories of at least one
                                 nationally recognized rating agency. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of certificates will receive the
                                 payments to which they are entitled. A rating
                                 does not constitute an assessment of how likely
                                 it is that principal prepayments on the
                                 underlying loans will be made, the degree to
                                 which the rate of prepayments might differ from
                                 that originally anticipated, or the likelihood
                                 that the certificates will be redeemed early. A
                                 rating is not a recommendation to purchase,
                                 hold, or sell certificates because it does not
                                 address the market price of the certificates or
                                 the suitability of the certificates for any
                                 particular investor.

                                 A rating may not remain in effect for any given
                                 period of time and the rating agency could
                                 lower or withdraw the rating entirely in the
                                 future. For example, the rating agency could
                                 lower or withdraw its rating due to:

                                      o    a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                      o    an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider, or

                                      o    a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 certificates will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the certificates. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure, or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust fund and any secondary
                                 financing on the related mortgaged properties
                                 become equal to or greater than the value of
                                 the mortgaged properties, the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect timely
                                 payment by mortgagors on their loans whether or
                                 not the conditions affect real property values
                                 and, accordingly, the rates of delinquencies,
                                 foreclosures, and losses in any trust fund.
                                 Losses from this that are not covered by a
                                 credit enhancement will be borne, at least in
                                 part, by the holders of one or more classes of
                                 certificates.

BOOK-ENTRY REGISTRATION          Certificates issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 certificates for which they cannot obtain
                                 physical instruments.

                                       9

   Limit on Ability to           Transactions in book-entry certificates can be
   Transfer or Pledge            effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 certificates issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry certificates since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY     The seller and the depositor will take steps to
AFFECT THE TIMING AND AMOUNT     structure the transfer of the loans held in the
OF DISTRIBUTIONS ON THE          trust fund by the seller to the depositor as a
CERTIFICATES                     sale. The depositor and the trust fund will
                                 take steps to structure the transfer of the
                                 loans from the depositor to the trust fund as a
                                 sale. If these characterizations are correct,
                                 then if the seller were to become bankrupt, the
                                 loans would not be part of the seller's
                                 bankruptcy estate and would not be available to
                                 the seller's creditors. On the other hand, if
                                 the seller becomes bankrupt, its bankruptcy
                                 trustee or one of its creditors may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the seller, secured by a pledge of
                                 the loans. Presenting this position to a
                                 bankruptcy court could prevent timely payments
                                 on the certificates and even reduce the
                                 payments on the certificates. Similarly, if the
                                 characterizations of the transfers as sales are
                                 correct, then if the depositor were to become
                                 bankrupt, the loans would not be part of the
                                 depositor's bankruptcy estate and would not be
                                 available to the depositor's creditors. On the
                                 other hand, if the depositor becomes bankrupt,
                                 its bankruptcy trustee or one of its creditors
                                 may attempt to recharacterize the sale of the
                                 loans as a borrowing by the depositor, secured
                                 by a pledge of the loans. Presenting this
                                 position to a bankruptcy court could prevent
                                 timely payments on the certificates and even
                                 reduce the payments on the certificates.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. The period during which cash
                                 collections may be commingled with the master
                                 servicer's own funds before each distribution
                                 date for certificates will be specified in the
                                 applicable prospectus supplement. If the master
                                 servicer becomes bankrupt and cash collections
                                 have been commingled with the master servicer's
                                 own funds, the trust fund may not have a
                                 perfected interest in those collections. In
                                 this case the trust might be an unsecured
                                 creditor of the master servicer as to the
                                 commingled funds and could recover only its
                                 share as a general creditor, which might be
                                 nothing. Collections that are not commingled
                                 but still in an account of the master servicer
                                 might also be included in the bankruptcy estate
                                 of the master servicer even though the trust
                                 may have a perfected security interest in them.
                                 Their inclusion in the bankruptcy estate of the
                                 master servicer may result in delays in payment
                                 and failure to pay amounts due on the
                                 certificates.

                                       10

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed
                                 borrowers may affect the ability of the secured
                                 mortgage lender to realize upon its security in
                                 other situations as well. For example, in a
                                 proceeding under the federal Bankruptcy Code, a
                                 lender may not foreclose on a mortgaged
                                 property without the permission of the
                                 bankruptcy court. And in certain instances a
                                 bankruptcy court may allow a borrower to reduce
                                 the monthly payments, change the rate of
                                 interest, and alter the mortgage loan repayment
                                 schedule for under collateralized mortgage
                                 loans. The effect of these types of proceedings
                                 can be to cause delays in receiving payments on
                                 the loans underlying certificates and even to
                                 reduce the aggregate amount of payments on the
                                 loans underlying certificates.

                                 Certain capitalized terms are used in this
                                 prospectus to assist you in understanding the
                                 terms of the certificates. The capitalized
                                 terms used in this prospectus are defined on
                                 the pages indicated under the caption "Index to
                                 Defined Terms" on page 94.

                                       11

                                 THE TRUST FUND*

          This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWALT,
Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

     o    a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     o    mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     o    other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement - Certain Matters Regarding
the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the
Mortgage Assets of any trust fund will consist of mortgage loans, Agency
Securities or Private Mortgage-Backed Securities but not a combination of them.
Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -
Underwriting Standards" or as otherwise described in a related prospectus supplement.

          The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage
Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of
Mortgage Assets is filed will deviate in any material respect from the Mortgage
Asset pool characteristics described in the related prospectus supplement, other

----------
*    Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

                                       12

than the aggregate number or amount of mortgage loans. A schedule of the
Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS -- GENERAL

          The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam,
Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

          The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o    Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o    Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property.
          Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage

                                       13

loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

          Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o    the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     o    the original terms to maturity of the mortgage loans,

     o    the largest principal balance and the smallest principal balance of any of the mortgage loans,

     o    the earliest origination date and latest maturity date of any of the mortgage loans,

     o    the aggregate principal balance of mortgage loans having Loan-to-Value
          Ratios at origination exceeding 80%,

     o    the maximum and minimum per annum mortgage rates and

     o    the geographical distribution of the mortgage loans.

          If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

          The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan
Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the

                                       14

master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement -
Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement
(including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program -
Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans.
These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the
United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each
Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie
Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all

                                       15

amounts due on each Ginnie Mae certificate if the payments received by the
Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each
Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the
Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the
FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the
Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or
VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by

                                       16

graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

          Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between
10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal.
Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

                                       17

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie
Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.
Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by
Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie
Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in
1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

                                       18

          Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.
Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie
Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of
the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.
Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency
Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The

                                       19

characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of
Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private
Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private
Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the private trustee or the private servicer. The issuer of Private
Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

          The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

     o    the aggregate approximate principal amount and type of the Private
          Mortgage-Backed Securities to be included in the trust fund;

     o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

          o    the payment features of the mortgage loans,

                                       20

          o    the approximate aggregate principal balance, if known, of
               underlying mortgage loans insured or guaranteed by a governmental entity,

          o    the servicing fee or range of servicing fees with respect to the mortgage loans and

          o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    the maximum original term-to-stated maturity of the Private
          Mortgage-Backed Securities;

     o    the weighted average term-to stated maturity of the Private
          Mortgage-Backed Securities;

     o    the pass-through or certificate rate of the Private Mortgage-Backed
          Securities;

     o    the weighted average pass-through or certificate rate of the Private
          Mortgage-Backed Securities;

     o    the issuer of Private Mortgage-Backed Securities, the private servicer
          (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     o    certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private
          Mortgage-Backed Securities or to the Private Mortgage-Backed
          Securities themselves;

     o    the terms on which the underlying mortgage loans for the Private
          Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private
          Mortgage-Backed Securities; and

     o    the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

          Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed
Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities
Act of 1933.

PRE-FUNDING

          If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage assets from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage assets, those amounts may be invested in one or more permitted investments, or other investments that may be specified in the related prospectus supplement.
Additional mortgage assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage assets will be consistent with the eligibility criteria of the mortgage assets included in the related trust fund as of the related closing date, subject to the exceptions that are stated in the related prospectus supplement. Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

o    the period during which additional mortgage assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

o    the additional mortgage assets to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage assets included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

                                       21

SUBSTITUTION OF MORTGAGE ASSETS

          Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which
Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the
Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of
Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

          The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities
Corporation, an affiliate of the depositor.

                                       22

                                 THE DEPOSITOR

          CWALT, Inc., a Delaware corporation, was organized on May 22, 2003 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas,
California 91302. Its telephone number is (818) 225-3000.

          Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under
"Underwriting Process."

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination)
and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low
Loan-to-Value Ratios or other favorable credit factors exist.

          In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

          Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the

                                       23

payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS AND ORIGINATORS

          Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy such qualifications.

REPRESENTATIONS BY SELLERS; REPURCHASES

          One or more of each seller or, in some cases, originator, will have made representations and warranties in respect of the mortgage loans sold by such seller or originator and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     o    that title insurance (or other similar form of policy of insurance or an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect;

     o    that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses or counterclaims;

     o    that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property
          (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

     o    that there were no delinquent tax or assessment liens against the mortgaged property; and

     o    that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects (subject, with respect to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity).

          In addition, if any required payment on a mortgage loan was more than
31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller or originator sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller or originator to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe

                                       24

that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

          The trustee, if the master servicer is the seller or originator, or the master servicer will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase or substitution obligation, but if it does not, then if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller or originator will be obligated to either repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the master servicer with respect to the mortgage loan, or to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If an election is made to treat a trust fund or designated portions of it as one or more "real estate mortgage investment conduits" (or "REMICs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate.
See "Description of the Certificates - General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller or originator.

          Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement -
Assignment of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

          The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     o    a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     o    the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     o    information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     o    the circumstances, if any, under which the trust fund may be subject to early termination;

                                       25

     o    the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     o    the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     o    the distribution dates with respect to the series;

     o    additional information with respect to the plan of distribution of the certificates;

     o    whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     o    the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     o    information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     o    information as to the seller, the master servicer and the trustee.

          Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

          The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

          The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     o    the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

     o    the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

     o    property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

                                       26

     o    any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

          If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of certificates will be issued in one or more classes.
Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date
(i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement.
Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

          The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

          As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or "REMICs" as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more
REMIC elections may be made at the discretion of

                                       27

the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

          General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

          Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

          Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

          With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the
Class Certificate Balance of the class of certificates on that distribution date.

                                       28

The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class
Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization.
The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement
- Subordination" and "Credit Enhancement - Subordination of the Subordinated
Certificates" in the related prospectus supplement.

          Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date
(from its own funds, funds advanced by sub-servicers or funds held in the
Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative

                                       29

loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate
Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o    the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

     o    the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     o    the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o    the percentage of principal prepayments with respect to the Mortgage
          Assets, if any, which each class will be entitled to receive on the following distribution date;

     o    the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o    the number and aggregate principal balances of mortgage loans (A)
          delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days,
          31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

                                       30

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o    the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     o    if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

     o    the pass-through rate as of the day before the preceding distribution date; and

     o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

                                                    DEFINITION
CATEGORIES OF CLASSES                            PRINCIPAL TYPES
---------------------                            ---------------
Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Mortgage Assets or other
                                 assets of the trust fund for the related
                                 series.

Companion Class ..............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Certificates........   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or
   NAS........................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Mortgage Assets that are allocated
                                 disproportionately to the senior certificates
                                 because of the shifting interest structure of
                                 the certificates in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Mortgage Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Mortgage Assets
                                 that the NAS class is locked out of will be
                                 distributed to the other classes of senior
                                 certificates.

                                       31

Notional Amount Certificates..   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Mortgage Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Mortgage Assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of certificates may be identified as a
                                 sequential pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Mortgage Assets or other assets of
                                 the trust fund.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class certificate balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior class after the
                                 related classes of subordinated certificates
                                 are no longer outstanding.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Mortgage Assets.

                                 INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

                                       32

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying
                                 Mortgage Assets or other assets of the trust
                                 fund and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page
3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate
Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

                                       33

          Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

          o    the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the
               calculation agent are quoting, on the relevant LIBOR
               determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          o    if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New
               York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be
     LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

                                       34

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not
necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh
District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of
Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the

                                       35

applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

                                       36

          Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates.
Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant).
Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

          Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

          The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified

                                       37

successor or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage
Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage
Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

          As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

                                       38

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement.
Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     o    any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     o    hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o    if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     o    the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted
          encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted

                                       39

mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and
Servicing Agreement - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

                                       40

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates.
See "Certain Legal Aspects of the Mortgage Loans - Anti-Deficiency Legislation
and Other Limitations on Lenders."

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

          The reserve fund for a series will be funded by a deposit of cash,
U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

                                       41

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVERCOLLATERALIZATION

          If so specified in the prospectus supplement for a series of certificates, the aggregate principal balance of the underlying Trust Fund
Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage
Assets will result in or increase the level of overcollateralization.

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments in the event that any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

          If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the
Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

                                       42

          A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property.
Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the
VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law.
However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.
See "The Pooling and Servicing Agreement - Collection Procedures" and "Certain
Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

          Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period.
The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

          Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement - Termination; Optional
Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage
Assets at any time or over the lives of the certificates.

          The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

          The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus.
Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

                                       43

ASSIGNMENT OF MORTGAGE ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value
Ratio at origination and other specified information.

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

     o    the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     o    the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

     o    an assignment of the mortgage to the trustee in recordable form and

     o    any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

     o    the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

                                       44

          The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian)
will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan
Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor.
The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

          Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.
Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency
Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a
Private Mortgage-Backed Security. See "The Trust Fund - Private Mortgage-Backed
Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed
Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

          The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

     o    maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations
          (other than Standard & Poor's) that rated one or more classes of the related series of certificates at the request of the depositor, or one of the two highest short-term ratings categories if the related certificates are rated by Standard & Poor's, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

     o    an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is

                                       45

          superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

     o    a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     o    an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          The master servicer will deposit or cause to be deposited in the
Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

     o    all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

     o    all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program - Representations by Sellers;
          Repurchases" or "The Pooling and Servicing Agreement - Assignment of
          Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -
          Termination; Optional Termination";

     o    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance";

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

                                       46

          The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

     o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the
          Certificate Account credited thereto;

     o    to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

     o    to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     o    to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

     o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o    to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

     o    to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

     o    to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

          In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of
Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

          The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be,

                                       47

conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale
Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

          The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

     o    the maximum insurable value of the improvements securing the mortgage loan or

     o    the greater of

          o    the outstanding principal balance of the mortgage loan and

          o    an amount such that the proceeds of the policy shall be
               sufficient to prevent the mortgagor or the mortgagee from
               becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have

                                       48

satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related
Certificate Account the amounts that would have been deposited therein but for the clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement - Special Hazard Insurance Policies" and "Credit Enhancements -
Insurance - Special Hazard Insurance Policy" in the related prospectus supplement.

          The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the

                                       49

amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     o    advance or discharge

          o    all hazard insurance policy premiums and as necessary and
               approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and
               foreclosure costs, including court costs and reasonable
               attorneys' fees;

     o    upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o    tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

          The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

          If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts

                                       50

representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See
"Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United
States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the
FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable
FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each
FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance

                                       51

to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

          The amount payable under the guaranty will be the percentage of the
VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

          first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

          second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

          third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

          fourth, as a recovery of principal of the mortgage loan.

          If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of

                                       52

certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero.
Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable
Certificate Account.

          The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency
Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage
Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private
Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

          Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

          Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

                                       53

LIST OF CERTIFICATEHOLDERS

          Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

          Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

          Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

          The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     o    any failure by the master servicer to deposit in the Certificate
          Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master

                                       54

          servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than
          25% of the voting rights evidenced by the certificates;

     o    any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate;
          and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

          If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

          So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

          No certificateholder, solely by virtue of its status as a
certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in accordance with the initial offering of the certificates;

                                       55

          (d) to add to the duties of the depositor, the seller or the master servicer;

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange
     Commission from time to time;

          (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

          However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

          In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the
Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a
REMIC.

TERMINATION; OPTIONAL TERMINATION

          Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

                                       56

     o    the final payment or other liquidation of the last of the Mortgage
          Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     o    the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see "Material Federal
          Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the
          Mortgage Assets.

          Any purchase of Mortgage Assets and property acquired in respect of
Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if such repurchase would result in a
"prohibited transaction tax" (within the meaning of Section 860F(a)(1) of the
Code) being imposed on any REMIC.

THE TRUSTEE

          The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

                                       57

          Cooperatives. Certain of the mortgage loans may be cooperative loans.
The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.
In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings

                                       58

are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

                                       59

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security.
Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

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          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal
Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "potentially responsible parties," including "owners" or
"operators". However, CERCLA excludes from the definition of "owner or operator"
a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act ("Asset Conservation
Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises

                                       61

decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b)
exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions"
of the property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource
Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation
Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by
"participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or
"operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

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PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the
National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the
Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

CONSUMER PROTECTION LAWS

          Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

          Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o    the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                       63

     o    the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

     o    the Real Estate Settlement Procedures Act and its regulations, which
          (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

     o    the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

          The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid.
Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

          Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin Brown & Wood
LLP, counsel to the depositor, on the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of
Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of Code Section 1092. Prospective investors should consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

          The federal income tax consequences to certificateholders will vary depending on whether the trust fund relating to those certificates is treated under the Code as a "grantor trust" or an election is made to treat the trust fund as one or more real estate mortgage investment conduits ("REMICs").

NON-REMIC CERTIFICATES

          If no REMIC election is made, a trust fund relating to a series of certificates will be classified as a "grantor trust" under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificateholders will be treated for federal income tax purposes as owning directly all of or a portion of the trust fund's assets. Sidley Austin Brown &
Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

A.   SINGLE CLASS OF CERTIFICATES

          Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the

                                       64

Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

          Except for original issue discount ("OID"), each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. A certificateholder using the cash method of accounting must take into account its pro rata share of income when collected by or paid to the master servicer and a certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues. Each certificateholder will also be required to report its pro-rata share of OID on an accrual basis regardless of how the certificateholder otherwise reports income.

          Under Code Sections 162 or 212, each certificateholder will be entitled to claim deductions for its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the master servicer, provided that the amounts represent reasonable compensation for services rendered to the trust fund. A certificateholder using the cash method of accounting may claim its pro rata share of deductions as and when paid by the master servicer and a certificateholder using an accrual method of accounting may claim its share of deductions as they accrue. If a certificateholder is an individual, estate or trust, the certificateholder will be entitled to deduct a share of trust expenses only to the extent the share plus the certificateholder's other miscellaneous itemized deductions (as defined in the
Code) exceeds two percent of the certificateholder's adjusted gross income. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans could then be subject to the "coupon stripping" rules of the Code discussed below.

          Generally, with respect to each series of certificates:

          o    a certificate owned by a "domestic building and loan association"
               within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be
               considered to represent loans secured by an interest in real property which is residential property under Code Section
               7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

          o    a certificate owned by a real estate investment trust
               representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section
               856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

          o    a certificate owned by a REMIC will represent an "obligation . .
               . which is principally secured, directly or indirectly, by an interest in real property" under Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type
               described in that Code Section.

          Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the value of the underlying real property at least equals the amount of the loan, the loan will be treated as fully secured by real property.
If the value of the underlying real property is less than the amount of the loan, then the loan will be treated as secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

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          Premium. The price paid for a certificate by a holder will be allocated, at the time of purchase, to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans to which it relates. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.
The legislative history ("Legislative History") accompanying the enactment of the OID rules as part of the Tax Reform Act of 1986 (the "1986 Act") indicates that if a prepayment assumption is applied to an instrument for purposes of the
OID rules, that prepayment assumption should be applied in amortizing bond premium.

          If a premium is not amortized using a prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss (if any) will equal the excess of the certificateholder's adjusted basis in the prepaid mortgage loan over the certificateholder's share of principal paid on the mortgage loan. If a prepayment assumption is used to amortize premium, then a loss should be available to the extent that the premium has not been amortized at the time a mortgage loan prepays. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997
(that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

          The Internal Revenue Service ("IRS") has issued final regulations (the
"Amortizable Bond Premium Regulations") dealing with amortizable bond premium, but these regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium
Regulations.

          Original Issue Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the original issue discount ("OID") rules of Code Sections 1271 through 1273 and 1275 to the extent of the certificateholder's undivided interest in any mortgage loans in the pool that were issued with OID. OID generally must be reported as ordinary gross income as it accrues under a constant yield method. See "- Certificates
Representing Interests in Loans Other Than ARM Loans."

          Market Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the market discount rules of Code Sections 1276 through 1278 to the extent the certificateholder purchases its undivided interest in one or more of the underlying mortgage loans at a "market discount." Provided a mortgage loan is not issued with OID, the amount of market discount (if any) equals the excess of the certificateholder's proportionate interest in the principal amount of the mortgage loan over the certificateholder's proportionate tax basis in the mortgage loan. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, therefore, investors are advised to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. Although no regulations have been issued the relevant legislative history describes how market discount should be

                                       66

accrued. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods. If a certificate is issued with
OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.
For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The
Legislative History states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount.
Because the regulations described above have not been issued, what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market cannot be predicted.

          A holder who acquires a certificate at a market discount may also have to defer taking a deduction for some of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the certificate. For any taxable year, the amount deferred equals the excess of (1) the interest paid or accrued on such indebtedness for the year over (2) the interest (including original issue discount) from the certificate included in gross income for the year. If the certificateholder elects, the amount deferred from an earlier year may be deducted in a later year to the extent that (1) the income from the certificate in the later year exceeds (2) the interest paid or accrued on such indebtedness for the later year. Any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

          Election to Treat All Interest as OID. The Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns as of the first day of the taxable year and acquires thereafter. See "-
Single Class of Certificates - Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors should consult their tax advisors regarding the election.

          Certificates Representing Interests in Loans Other Than ARM Loans.
Under the OID Regulations, a mortgage loan may be issued with OID for a variety of reasons. These include situations in which the lender charges the borrower origination points (whether or not the borrower may deduct the points immediately) or offers the loan at a "teaser" rate (that is, the initial rate of interest on the mortgage loan is significantly lower than the subsequent rate or rates on the mortgage loan).

          OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent)
compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically
("ARM Loans") likely will be computed as described under "- Accrual of Original
Issue Discount." The following discussion is based on the OID Regulations and on the provisions of the 1986 Act. The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

                                       67

          Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of
OID equal to the excess, if any, of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest ("QSI")
payments. The accrual of OID, as described under "- Accrual of Original Issue
Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on an assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The Legislative History provides, however, that the regulations will require that the Prepayment
Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing
OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "- Accrual of Original Issue Discount."

          Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and
(B) any payments received during the accrual period, and (ii) subtracting from that total the "adjusted issue price" at the beginning of the accrual period.
The present value of the remaining payments are determined first by using the
Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The
OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (for example, due to points) will be includible by the holder. Other original issue discount on the mortgage loans
(that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial "teaser" rate) would still need to be accrued.

          Certificates Representing Interests in ARM Loans. The OID Regulations
do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading "-
Certificates Representing Interests in Loans Other Than ARM Loans" and with the
OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the "assumed rate payable" on the ARM Loans will be the "fixed rate equivalent" on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization

                                       68

("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of
Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

          The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax compulations. No representation is made that any loan will actually pay at either rate.

          The treatment of ARM obligations is uncertain. Investors should consult their tax advisors regarding how income will be includible with respect to the certificates.

B.   MULTIPLE CLASSES OF CERTIFICATES

          Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286,
the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section
1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

          In certain situations, Code Section 1286 does not apply to a real estate mortgage even if some of the interest on the real estate mortgage has been separated from the principal. Specifically, the stripping rules are not implicated if following the separation of interest, either (1) the amount of discount on the real estate mortgage is less than the de minimis (measured using the rules for calculating de minimis OID) or (2) no more than 100 basis points
(that is, 1% interest on the mortgage loan principal balance) has been separated from the real estate mortgage. Among other instances, the 100 basis points exception may apply if a servicer retains "excess servicing" (that is, the right to servicing income in excess of an IRS-determined amount of reasonable servicing) that does not exceed 100 basis points.

          The IRS appears to apply the exceptions described above on a loan-by-loan basis, which could result in some mortgage loans held by a trust being treated as having been stripped and others as not. See "- Non-REMIC
Certificates" and "- Multiple Classes of Senior Certificates - Stripped Bonds
and Stripped Coupons." If the exceptions apply, then a stripped real estate mortgage is nevertheless not treated as a newly issued instrument with OID. Any discount on such mortgage loan will have to be treated as a market discount if the discount exceeds a de minimis amount (measured using the rules for calculating de minimis discount). The remaining discussion assumes that the none of these exceptions are available to the mortgage loans held by a trust.

          Although current authority is not entirely clear, for purposes of calculating OID, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased. Generally, if the discount on a particular mortgage loan is larger than a de minimis amount (as calculated for purposes of the discount), then a purchaser of the certificate will have to accrue the discount on the mortgage loan under the OID rules of the
Code regardless of the certificate purchaser's ordinary method of accounting.
See "- Non-REMIC Certificates" and "- Single Class of Certificates - Original
Issue Discount." In addition, although the Code could be interpreted otherwise, based on IRS guidance, it appears that all payments related to a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan should be included in the mortgage loan's stated
redemption price at maturity for purposes of calculating income on the Stripped
Coupon Certificate under the OID rules of the Code.

          Based on current authority it is unclear under what circumstances, if any, the prepayment of a mortgage loan will result in a deductible loss to the holder of a Stripped Bond Certificate purchased at a premium. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed

                                       69

prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, if the debt instrument of a natural person is either purchased or issued after June 8, 1997, then amounts received on retirement of the debt instrument are treated as received in exchange for the debt instrument. Consequently, any loss realized on the retirement of a debt instrument could be capital rather than ordinary.

          The IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "-
Certificates Representing Interests in Loans Other Than ARM Loans" and with the
OID Regulations. In this connection, for purposes of projecting both the remaining payments on and future yield of, an ARM Loan, the interest rate payable on the ARM Loan will be assumed to be the fixed rate equivalent of the adjustable rate as determined on the issue date. Applying these rules may require the interest on a Stripped ARM Obligation to be included before the interest is received, even if the interest is added to principal because of negative amortization. Further, increasing the principal by deferred interest may result in additional income (including OID) over the remaining life of the certificates.

          The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax computations. No representation is made that any loan will actually pay at either rate.

          Holders of Stripped Bond Certificates and Stripped Coupon Certificates
are encouraged to consult with their tax advisors regarding the proper treatment of their certificates for federal income tax purposes.

C.   SALE OR EXCHANGE OF A CERTIFICATE

          Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the adjusted basis in the certificate. In general, a holder's adjusted basis in a certificate will equal the amount paid for the certificate (1) increased by the OID and market discount (if any) included in the seller's gross income with respect to the certificate, and (2) reduced by amortized premiums (if any) and payments on the certificate previously received by the seller (other than QSI).
Except for the amount of any market discount not previously included in income and accrued but unpaid QSI, the gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period
(currently more than one year).

          The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1) , so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

D.   NON-U.S. PERSONS

          As used in this prospectus, a "U.S. Person" means

          o    a citizen or resident of the United States,

          o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
               organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          o    an estate, the income of which from sources outside the United
               States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

                                       70

          o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S.
Person.

          Interest paid (or accrued) on the mortgage loans to a
certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S.
person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S.
Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

          The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the required information is supplied to the IRS.

F.   PROPOSED REPORTING REGULATIONS.

          In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held
Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items
(such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a
Certificateholder reports such items.

REMIC CERTIFICATES

          The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. REMIC qualification requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "- Residual Certificates" and "- Prohibited
Transactions"), if during any taxable year a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC
Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an

                                       71

inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the
REMIC's income for the period in which the requirements for REMIC status were not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual
Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make any REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC. With respect to each trust fund for which any
REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the REMIC status of the trust fund and the status of the certificates as representing regular or residual interests in a REMIC.

          In general, with respect to each series of certificates for which any
REMIC election is made, certificates held by a thrift institution taxed as a
"domestic building and loan association" will constitute assets described in
Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section
856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC's income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "- Non-REMIC Certificates - Single Class of
Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

          Among other requirements, to qualify as a REMIC, substantially all the assets of a trust must consist of qualified mortgages and permitted investments.
A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the
REMIC. In addition to ordinary buildings, real property includes manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10)
regardless of state law classifications.

          Starting in 2005, the American Jobs Creation Act of 2004 (the "Jobs
Act") allows REMICs to hold reverse mortgages, home equity loans and the assets needed to fund additional draws on these loans. The legislative history accompanying the Jobs Act defines a "reverse mortgage" as loan secured by real property that (1) provides for advances secured by the same property, (2)
requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

          Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as different and separate REMICs (respectively, the "Underlying
REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual
Certificates in the related REMIC within the meaning of the REMIC provisions.
With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown &

                                       72

Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

          Except for the residual interest in any Underlying REMIC, only REMIC
Certificates issued by the Master REMIC will be offered under this prospectus.
All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
whether the income on the certificates will be interest described in Section
856(c)(3)(B) of the Code.

A.   REGULAR CERTIFICATES

          General. Except as otherwise stated in this discussion, Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to
Regular Certificates under an accrual method. Under an accrual method of accounting, interest may have to be included in income before its receipt.

          Original Issue Discount and Premium. The Regular Certificates may be
issued with OID. Generally, OID, if any, will equal the difference between the
"stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the 1986 Act. Holders of Regular
Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount when the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment
Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

          The IRS issued final regulations (the "Contingent Regulations") in
June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section
1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations
do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID
Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating
OID.

          In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its issue price. The issue price of a
Regular Certificate is the first price at which a substantial amount of Regular
Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated
interest generally means interest unconditionally payable at intervals of one year or

                                       73

less at a single fixed rate or qualified variable rate (as described below)
during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular
Certificates with respect to which deferred interest will accrue (interest added to principal) will not constitute qualified stated interest payments, and the stated redemption price at maturity of these Regular Certificates will include all distributions of interest as well as principal.

          If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the
Regular Certificate has de minimis OID, the stated redemption price of the
Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii)
the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price. Regular
Certificateholders should consult their tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.
Additionally, it is possible that the IRS could assert that the stated
pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Regular Certificates are not penalized nor are there reasonable remedies in place to compel payment on the
Regular Certificates. That position, if successful, would require all holders of
Regular Certificates to accrue income on the certificates under the OID
Regulations.

          Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular
Certificate is the sum of the weighted maturity of each payment of the Regular
Certificate's stated redemption price. The weighted maturity of each stated
redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular
Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular
Certificate is held as a capital asset. However, holders may elect to accrue all interest (including de minimis OID) under a constant yield method.

          Super-Premium Certificates. The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of
Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates will be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) if prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section
1272(a)(6), such as the Regular Certificates. However, if the Super-Premium
Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount
(subject to the discussion under "- Accrued Interest Certificates"), so that the
Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under
"- Regular Certificates - Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-

                                       74

Premium Certificate. Absent further guidance, the trustee intends to treat the
Super-Premium Certificates as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Regular
Certificate (other than those based on a notional amount) exceeds 125% of its actual principal amount, then the interest rate is considered disproportionately high. Such a Regular Certificate generally should be treated as a Super-Premium
Certificate and the rules described under "- Regular Certificates - Premium"
should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

          In an advanced notice of proposed rulemaking issued on August 24,
2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and "negative-yield" instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative OID or applying the "bad debt" rules of Code Section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of Super-Premium Certificates or when any new regulations would be effective.

          Calculation of OID. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year, (ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

          o    adding

               o    The present value at the end of the accrual period
                    (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment
                    Assumption and

               o    any payments included in the stated redemption price at
                    maturity received during the same accrual period, and

          o    subtracting from that total the adjusted issue price of the
               Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular
Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period increased by the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income on REMIC regular interests that provide for delays of 31 days or less between their record dates and payment dates. Under the proposed regulations, the amount of interest accruing on a regular interest would be

                                       75

determined from one record date to another rather than from one distribution date to another. In addition, if the proposed regulations are adopted as written, regular interest holders would have to accrue interest from the issue date of a regular interest to its first record date, but would not have to accrue interest from the last record date for a regular interest to the last distribution date. These new rules would apply to REMIC regular interests issued after the date they are published as final regulations in the Federal Register.
Under the proposed regulations, holders of regular interests issued after the regulations are finalized would be allowed to account for the interest accruing on those regular interest under the new rules without having to seek consent from the Internal Revenue Service to change their methods of accounting.

          Acquisition Premium. A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular
Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as for an initial purchaser that purchases at a price above the adjusted issue price but below the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

          o    the excess of the cost of the Regular Certificate to the
               purchaser over

          o    the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular
               Certificate at its issue price), less any prior payments included in the stated redemption price at maturity),

And the denominator of which is:

          o    the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds.
An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "- Original
Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate.
Appropriate adjustments are made for the actual variable rate. No representation is made that an index or variable rate will actually equal or remain at such fixed amount.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all market discount debt instruments that the certificateholder acquires on the first day of the taxable year of the election and market discount debt instruments acquired thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns on the first day of the taxable year of the election and all premium debt instruments acquired thereafter. See "- Regular Certificates

                                       76

- Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors should consult their tax advisors regarding the election.

          Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued.
Investors should consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code
Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury, rules described in the Legislative
History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods:

          o    For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the
               denominator of which is the total remaining OID at the beginning of the period.

          o    For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated
               interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Regular Certificate that acquires the Regular
Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount

                                       77

of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. If the holder of the Regular Certificate elects, the amount deferred from an earlier year may be deducted in a later year to the extent that the income from the Regular
Certificate in the later year exceeds the interest paid or accrued on such indebtedness for the later year. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in a "nonrecognition transaction" (that is, a transaction in which gain or loss is not recognized in whole or in part), any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

          Premium. The holder of a Regular Certificate that purchases the
Regular Certificate at a cost (not including accrued qualified stated interest)
greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium
Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates.
Absent further guidance from the IRS, the trustee intends to rely on the
Legislative History and account for amortizable bond premium in the manner described in this prospectus. The Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a
Prepayment Assumption in accruing market discount with respect to Regular
Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the
Regular Certificate and will be applied as an offset against the interest payments. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond
Premium Regulations.

          Deferred Interest. Certain classes of Regular Certificates will provide for the deferred payment of interest. Any deferred interest that accrues with respect to a class of Regular Certificates will be accounted for as OID and includible in the income of the certificateholders before its receipt.

          Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed to the subordinated certificates may instead be distributed to one or more classes of the senior certificates. Subordinated certificateholders, however, will be required to report income under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans.
However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on these issues.

          Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, (1) increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and (2) reduced
(but not below zero) by (a) payments included in the stated redemption price at maturity previously received by the seller and (b) any amortized premium.
Similarly, upon retirement of a Regular Certificate, a holder will realize gain
(or loss) to the extent that any amount received exceeds (or falls short of) the holder's adjusted basis in the Regular Certificate. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided

                                       78

that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

          Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular
Certificate, over the amount actually includible in the holder's income.

          The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to each holder's purchase price, the information reports will only contain information regarding the method of accruing (rather than the amount of) market discount.

          Certain of the Regular Certificates ("Payment Lag Certificates") may
provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the "Ordinary
Accrual Period") but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag
Certificate and its first distribution date is shorter than an Ordinary Accrual
Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being
"pre-issuance interest"). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

          Investors should consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if a REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses (that is, expenses that may be classified as miscellaneous itemized deductions) will be allocated as a separate item to those Regular Certificateholders that are
"pass-through interest holders." The portion of the non-interest expenses allocated to a pass-through interest holder may not be deductible except to the extent that, when added to the pass-through interest holder's other miscellaneous itemized deductions, they exceed two percent of the pass-through interest holder's adjusted gross income. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax.
Certificateholders that are pass-through interest holders should consult their tax advisors about the impact of these rules on an investment in the Regular
Certificates. See "- Residual Certificates - Pass-Through of Non-Interest
Expenses of the REMIC."

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans.
The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                                       79

          Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The
Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans -
Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage
Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular
Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular
Certificate is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable income tax treaty.

          Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

          It is recommended that Regular Certificateholders who are not U.S.
Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

          Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

B.   RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-
Prohibited Transactions and Other Taxes." Instead, each original holder of a
Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.
Ordinary income derived from Residual Certificates will be "portfolio income"
for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual
Certificates will be subject to tax rules, described below, that

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differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

          In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received ("phantom income"). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the
Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual
Certificateholder. Investors should consult their tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

          A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the
Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual
Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual
Certificate at a price greater than (or less than) the adjusted basis the
Residual Certificate would have in the hands of an original Residual
Certificateholder. See "- Sale or Exchange of Residual Certificates." It is not
clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

          Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the
REMIC for interest and OID accruing on the Regular Certificates and, except as described under "- Regular Certificates - Non-Interest Expenses of the REMIC,"
other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a
Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular
Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue as long as any class of the related
Regular Certificates is outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the
REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

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          The REMIC will be allowed a deduction for interest and OID on the
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular
Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "- Sale or Exchange of Residual Certificates." For a
discussion of possible adjustments to income of a subsequent holder of a
Residual Certificate to reflect any difference between the actual cost of the
Residual Certificate to the holder and the adjusted basis the Residual
Certificate would have in the hands of an original Residual Certificateholder, see "- Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption
"Subsequent Recoveries."

          Mark to Market Rules. A Residual Certificate cannot be
marked-to-market.

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the
Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules.
The applicable prospectus supplement may apportion expenses to the Regular
Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under
Code Section 67 only to the extent that those expenses, plus other
"miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

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          The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders should consult their tax advisors about the impact of these rules on an investment in the Residual Certificates.

          Excess Inclusions. All or a portion of the income on a Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (1) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder, (2) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "- Tax-Exempt Investors"), and (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "- Non-U.S. Persons."

          Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual
Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased
(but not below zero) by the aggregate amount of payments made on the Residual
Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder's income from the Residual Certificate for that quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual
Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

          Sale or Exchange of Residual Certificates. If a Residual Certificate
is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a
Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset.
However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

                                       83

          Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual
Certificate in any other REMIC (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual
Certificateholder's basis in the replacement interest will be the basis in the
Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income (if any) derived from "prohibited transactions" (the "Prohibited
Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

          In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

          o    a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

          o    the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

          If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

          The REMIC will terminate shortly following the retirement of the
Regular Certificates. If a Residual Certificateholder's adjusted basis in the
Residual Certificate exceeds the amount of cash distributed to the Residual
Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be

                                       84

entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. The identity of a residual interest holder, however, is not a partnership item for purposes of applying the unified partnership audit procedures. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with the treatment of those on the REMIC's return unless the
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "- Residual Certificates - Excess
Inclusions."

NON-U.S. PERSONS

          Amounts paid to Residual Certificateholders who are not U.S. persons
(see "- Regular Certificates - Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.
Amounts distributed to holders of Residual Certificates should qualify as
"portfolio interest," subject to the conditions described in "- Regular
Certificates." Furthermore, the rate of withholding on any income on a Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable income tax treaties. See "- Residual Certificates - Excess
Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed
(or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual
Certificates do not have significant value). See "- Residual Certificates -
Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "- Tax-Related
Restrictions on Transfers of Residual Certificates."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which

                                       85

event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any
State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie
Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual
Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual
Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain
Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A
U.S. Transferee also includes foreign entities and individuals (Non-U.S.
Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the
Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

          A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii)
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have
Improper knowledge at the time of transfer if the following conditions are met:

                                       86

(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the
Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv)
the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

          A transfer of a Noneconomic Residual Certificate meets the Formula
Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

          The Asset Test only applies in cases where the transferee is an
Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an
Eligible Corporation and not a separate legal entity. A transfer of a
Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee
(such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.
The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

          Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related
REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual
Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as

                                       87

income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the
non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to the transfer in writing.

          Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates should consult their tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Certain Federal Income Tax Considerations," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

          The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to
ERISA and the Code applicable to each series of certificates.

          ERISA imposes requirements on employee benefit plans subject to ERISA
(and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan.
ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA.
Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of any other

                                       88

applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

          On November 13, 1986, the United States Department of Labor ("DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets
Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the
Plan Asset Regulation.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in
Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under
ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

          Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited when transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23,
which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

          The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter
Exemptions are met.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     o    the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                                       89

     o    the rights and interests evidenced by the securities acquired by the
          Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

     o    the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors
          Service, Inc. or Fitch Ratings (the "rating agencies");

     o    the trustee is not an affiliate of any other member of the Restricted
          Group, as defined below, other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

     o    the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the
          Securities Act of 1933, as amended.

          If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

          The issuer must also meet the following requirements:

     o    the investment pool must consist solely of assets of the type that have been included in other investment pools;

     o    securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated
          Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

     o    securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the
          Restricted Group;

     o    the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

     o    the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

                                       90

     o    immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

          The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

          The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter
Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter
Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction
Class Exemption 95-60 are met.

          The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of
ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as
"mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4,
1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the
October 4, 1991 deadline.

                                       91

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal
Financial Institutions Examination Council's Supervisory Policy Statement on
Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates.
Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Certificates are being offered hereby in series from time to time
(each series evidencing a separate trust fund) through any of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

     o    by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

                                       92

          This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWALT, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal.
Countrywide Securities Corporation may also act as agent in those transactions.
Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another
Relevant Member State and notified to the competent authority in that Relevant
Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  LEGAL MATTERS

          The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019.

                              FINANCIAL INFORMATION

          A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates.
Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       93

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       94

                             INDEX TO DEFINED TERMS

1986 Act ..................................................................   66
Agency Securities .........................................................   12
Amortizable Bond Premium Regulations ......................................   66
Applicable Amount .........................................................   82
ARM Loans .................................................................   67
Certificate Account .......................................................   45
Class Certificate Balance .................................................   28
Code ......................................................................   25
Contingent Regulations ....................................................   73
Contributions Tax .........................................................   84
Deferred Interest .........................................................   69
Eleventh District .........................................................   35
ERISA .....................................................................   88
excess inclusion ..........................................................   83
FHLBSF ....................................................................   35
Garn-St Germain Act .......................................................   62
Insured Expenses ..........................................................   46
Legislative History .......................................................   68
Liquidated Mortgage .......................................................   53
Loan-to-Value Ratio .......................................................   14
Master REMIC ..............................................................   72
Mortgage Assets ...........................................................   12
National Cost of Funds Index ..............................................   35
Non-U.S. Person ...........................................................   71
OID .......................................................................   65
OID Regulations ...........................................................   67
OTS .......................................................................   35
Parties in Interest .......................................................   88
pass-through entity .......................................................   86
Payment Lag Certificates ..................................................   79
Plans .....................................................................   88
Prepayment Assumption .....................................................   68
Private Mortgage-Backed Securities ........................................   12
Prohibited Transactions Tax ...............................................   84
Regular Certificateholders ................................................   73
Regular Certificates ......................................................   72
Relief Act ................................................................   63
REMIC Certificates ........................................................   71
REMICs ....................................................................   72
Residual Certificateholder ................................................   80
Residual Certificates .....................................................   71
Restricted Group ..........................................................   91
single-class REMIC ........................................................   79
SMMEA .....................................................................   91
Stripped ARM Obligations ..................................................   70
Stripped Bond Certificates ................................................   69
Stripped Coupon Certificates ..............................................   69
Subsequent Recoveries .....................................................   80
Super-Premium Certificates ................................................   74
Title V ...................................................................   63
U.S. Person ...............................................................   70
Underlying REMIC ..........................................................   72
Underwriter Exemptions ....................................................   89

                                       95

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                         ALTERNATIVE LOAN TRUST 2005-82
                                     ISSUER

                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                                  $333,593,100
                                  (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-82

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                       COUNTRYWIDE SECURITIES CORPORATION

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2005-82 Mortgage Pass-Through Certificates
in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-82 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-82 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                                December 23, 2005